                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                        AMENDMENT NO. 1 TO CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): November 13, 2001


                                PerkinElmer, Inc.
                     -------------------------------------
               (Exact Name of Registrant as Specified in Charter)


       Massachusetts                      1-5075                 04-2052042
----------------------------           ------------          ------------------
(State or Other Jurisdiction           (Commission           (IRS Employer
of Incorporation)                      File Number)          Identification No.)


          45 William Street, Wellesley, Massachusetts         02481
          ------------------------------------------------------------
           (Address of Principal Executive Offices)        (Zip Code)



       Registrant's telephone number, including area code: (781) 237-5100


                                 Not Applicable
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

                                INTRODUCTORY NOTE

         On November 13, 2001, PerkinElmer, Inc. (the "Company") completed its acquisition of Packard BioScience Company, a Delaware corporation ("Packard BioScience"). Pursuant to an Agreement and Plan of Merger, dated as of July 13, 2001, by and among the Company, Pablo Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub"), and Packard BioScience, Merger Sub was merged with and into Packard BioScience and on November 13, 2001, Packard BioScience became a wholly-owned subsidiary of the Company (the "Merger").

         On November 16, 2001, the Company filed a Current Report on Form 8-K (the "Current Report") to report the Merger. The purpose of this Amendment No. 1 to the Current Report is to file the financial statements of the business acquired and the pro forma financial statements required by Item 7.

         The Company hereby amends Item 7 of the Current Report to read in its entirety as follows:

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of the Business Acquired.

         The required financial statements are attached hereto on pages F-1 through F-35.

         (b)      Pro Forma Financial Information.

         The required financial statements are attached hereto on pages F-36 through F-43.

         (c)      Exhibits.

         2.1 Agreement and Plan of Merger, dated as of July 13, 2001, among the Company, Merger Sub and Packard BioScience (previously filed as Exhibit 2.1 to the Company's Current Report on Form 8-K dated July 13, 2001, and incorporated herein by reference).

         23.1     Consent of Arthur Andersen LLP.

         99.1 Press Release announcing consummation of the Merger, dated November 13, 2001 (previously filed as Exhibit 99.1 to the Company's Current Report on Form 8-K filed on November 16, 2001, and incorporated herein by reference).

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                  PERKINELMER, INC.

Date: December 10, 2001            By:/s/ Terrance L. Carlson
                                     ------------------------------------------
                                         Terrance L. Carlson
                                         Senior Vice President, General Counsel
                                         and Clerk

                                     INDEX

                                                                     Pages
                                                                     -----
 Report of Independent Public Accountants........................   F-1


 Packard BioScience Company and Subsidiaries' 2000 Consolidated
   Financial Statements..........................................   F-2 - F-7


 Packard BioScience Company and Subsidiaries' Notes to
  Consolidated Financial Statements..............................   F-8 - F-27


 Packard BioScience Company and Subsidiaries' September 30, 2001
   Interim Financial Statements (Unaudited)......................   F-28 - F-30


 Packard BioScience Company and Subsidiaries' Notes to
  Consolidated Financial Statements (Unaudited)..................   F-31 - F-35


 Unaudited Pro Forma Financial Information.......................   F-36 - F-39


 Notes to Unaudited Pro Forma Financial Information..............   F-40 - F-43

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Packard BioScience Company:


We have audited the accompanying consolidated balance sheets of Packard BioScience Company (a Delaware corporation) and subsidiaries as of December 31, 1999 and 2000, and the related consolidated statements of income (loss), comprehensive income (loss), stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Packard BioScience Company and subsidiaries as of December 31, 1999 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

                                            ARTHUR ANDERSEN LLP

Hartford, Connecticut

February 8, 2001, except for the second paragraph of Note 1 and all of Note 15 as to which the date is February 28, 2001, Note 16 as to which the date is April 27, 2001 and Note 18 as to which the date is July 18, 2001

                   PACKARD BIOSCIENCE COMPANY AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        AS OF DECEMBER 31, 1999 AND 2000
                             (DOLLARS IN THOUSANDS)


                                    ASSETS                            1999              2000
                                                                    ---------         ---------
CURRENT ASSETS:
  Cash and cash equivalents ....................................    $   4,432         $  13,294
  Accounts receivable, net .....................................       34,163            32,578
  Inventories, net .............................................       18,791            22,129
  Deferred income taxes ........................................        3,695            15,089
  Net current assets of discontinued operations (Note 15) ......       31,382            31,868
  Other ........................................................        3,558             6,700
                                                                    ---------         ---------
  Total current assets .........................................       96,021           121,658
                                                                    ---------         ---------
PROPERTY, PLANT AND EQUIPMENT, at cost:
  Land and improvements ........................................        1,175             1,329
  Buildings and improvements ...................................       10,271            10,438
  Machinery, equipment and furniture ...........................       13,358            15,793
                                                                    ---------         ---------
                                                                       24,804            27,560
  Less: Accumulated depreciation ...............................      (11,560)          (13,208)
                                                                    ---------         ---------
 ...............................................................       13,244            14,352
                                                                    ---------         ---------
OTHER ASSETS:
  Goodwill, net of accumulated amortization ....................       19,855           115,010
  Deferred financing costs, net of accumulated amortization ....        6,801             4,196
  Investments ..................................................          797             2,116
  Net noncurrent assets of discontinued operations (Note 15) ...       36,428            36,709
  Deferred income taxes ........................................           --             3,828
  Other ........................................................        9,412             8,223
                                                                    ---------         ---------
                                                                       73,293           170,082
                                                                    ---------         ---------
                                                                    $ 182,558         $ 306,092
                                                                    =========         =========

                  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                                                                       1999              2000
                                                                    ---------         ---------
CURRENT LIABILITIES:
  Notes payable ................................................    $   2,429         $   1,884
  Current portion of long-term debt ............................        1,787             1,183
  Accounts payable .............................................       12,759            11,697
  Accrued liabilities ..........................................       20,893            19,019
  Accrued acquisition payments .................................        4,930             5,409
  Income taxes payable .........................................        3,997             1,622
  Deferred income ..............................................       10,660             9,485
                                                                    ---------         ---------
  Total current liabilities ....................................       57,455            50,299
                                                                    ---------         ---------
LONG-TERM DEBT, less current portion ...........................      225,710           169,344

DEFERRED INCOME TAXES ..........................................        4,471                --

OTHER NONCURRENT LIABILITIES ...................................        2,812             3,176

COMMITMENTS AND CONTINGENCIES (Notes 8 and 15)
STOCKHOLDERS' EQUITY (DEFICIT):
  Common stock (68,515,515 and 81,997,215 shares issued and
  46,268,825 and 67,631,019 shares outstanding as of
  December 31, 1999 and 2000, respectively) ....................          137               164
  Paid-in capital ..............................................        1,827           168,562
  Accumulated deficit ..........................................      (12,895)          (22,469)
  Accumulated other comprehensive income (cumulative
  translation adjustment) ......................................          527                65
                                                                    ---------         ---------
                                                                      (10,404)          146,322
  Treasury stock, at cost ......................................      (96,920)          (62,718)
  Deferred compensation ........................................         (566)             (331)
                                                                    ---------         ---------
                                                                      (97,486)          (63,049)
                                                                    ---------         ---------
  Total stockholders' equity (deficit) .........................     (107,890)           83,273
                                                                    ---------         ---------
                                                                    $ 182,558         $ 306,092
                                                                    =========         =========

              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                       CONSOLIDATED FINANCIAL STATEMENTS.

                   PACKARD BIOSCIENCE COMPANY AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF INCOME (LOSS)
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                       1998              1999              2000
                                                                    ---------         ---------         ---------
Net product sales .............................................     $  93,796         $  94,989         $ 101,811
Service revenue ...............................................        25,457            33,026            31,365
Chemicals and supplies sales ..................................        26,982            30,875            32,199
                                                                    ---------         ---------         ---------
                                                                      146,235           158,890           165,375
                                                                    ---------         ---------         ---------
Cost of product sales .........................................        37,550            38,260            39,120
Other costs of product sales (Note 12) ........................            --             2,703                --
Service expense ...............................................        19,787            25,614            23,840
Cost of chemicals and supplies sales ..........................        10,253            11,733            10,679
Amortization of acquired inventory step-up (Note 11) ..........         1,500                --                --
                                                                    ---------         ---------         ---------
                                                                       69,090            78,310            73,639
                                                                    ---------         ---------         ---------
  Gross profit ................................................        77,145            80,580            91,736
Research and development expenses .............................        23,160            22,796            28,358
Selling, general and administrative expenses (Note 5) .........        37,844            42,020            53,229
Purchased in-process research and development charges (Note 11)         6,120                --            12,100
Other operating expense (income), net (Note 13) ...............       (10,753)               --             1,881
                                                                    ---------         ---------         ---------
  Income (loss) from operations ...............................        20,774            15,764            (3,832)
                                                                    ---------         ---------         ---------
Interest expense (Note 15) ....................................       (21,097)          (22,425)          (19,098)
Interest income ...............................................           460               331             1,296
Gain on sale of equity securities (Note 1) ....................         3,155                --                --
                                                                    ---------         ---------         ---------
  Income (loss) from continuing operations before provision for
  income taxes and extraordinary items, net ...................         3,292            (6,330)          (21,634)
(Provision for) benefit from income taxes .....................        (2,437)           (1,620)           10,791
                                                                    ---------         ---------         ---------
  Income (loss) from continuing operations before
    extraordinary items, net ..................................           855            (7,950)          (10,843)
Income from discontinued operations, net of income taxes ......         1,050             7,752             4,106
                                                                    ---------         ---------         ---------
  Income (loss) before extraordinary items, net ...............         1,905              (198)           (6,737)
Extraordinary items, net of income taxes ......................            --                --               369
                                                                    ---------         ---------         ---------
  Net income (loss) ...........................................     $   1,905         $    (198)        $  (6,368)
                                                                    =========         =========         =========


Basic and Diluted Per Share Information:
  Income (loss) from continuing operations ....................     $    0.02         $   (0.17)        $   (0.19)
  Income from discontinued operations, net ....................          0.02              0.17              0.07
  Extraordinary items, net ....................................            --                --              0.01
                                                                    ---------         ---------         ---------
  Net income (loss) ...........................................     $    0.04         $   (0.00)        $   (0.11)
                                                                    =========         =========         =========


              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                       CONSOLIDATED FINANCIAL STATEMENTS.

                   PACKARD BIOSCIENCE COMPANY AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000
                                 (IN THOUSANDS)


                                                                    1998            1999            2000
                                                                  -------         -------         -------
Net income (loss) ...........................................     $ 1,905         $  (198)        $(6,368)
Other comprehensive income (loss):
  Foreign currency translation adjustments ..................       1,792            (921)            462
  Unrealized investment income (loss), net of income taxes ..        (990)             --              --
  Reclassification adjustments, net .........................      (1,895)             --              --
                                                                  -------         -------         -------
Other comprehensive income (loss) ...........................      (1,093)           (921)            462
                                                                  -------         -------         -------
Comprehensive income (loss) .................................     $   812         $(1,119)        $(5,906)
                                                                  =======         =======         =======


              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                       CONSOLIDATED FINANCIAL STATEMENTS.

                   PACKARD BIOSCIENCE COMPANY AND SUBSIDIARIES
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                          CUMULATIVE     UNREALIZED
                                     COMMON STOCK           PAID-IN       TRANSLATION    INVESTMENT
                                  SHARES        AMOUNT      CAPITAL       ADJUSTMENT     GAINS, NET
                                  ------        ------      -------       ----------     ----------
BALANCE,
December 31, 1997............    68,609,115     $  137      $    --       $    (344)     $  2,885
Net shares forfeited in
  connection with restricted
  stock plan including
  deferred compensation and
  amortization...............       (40,500)
Shares issued in connection
  with exercise of stock
  options, including related
  tax benefits...............         2,000
Purchase of treasury stock...
Sale of treasury stock.......
Issuance of shares in
  connection with
  acquisitions...............
Change during year...........                                                 1,792
Unrealized investment gains,
  net of income taxes........                                                              (2,885)
Net income...................
                                 ----------     ------      -------       ---------      --------
BALANCE,
December 31, 1998............    68,570,615     $  137      $    --       $   1,448       $    --
Net shares forfeited in
  connection with restricted
  stock plan including
  deferred compensation and
  amortization...............       (55,100)
Net shares issued in
  connection with exercise
  of stock options,
  including related tax
  benefits...................
Compensation expense
  recognized in connection
  with grant of stock options                                 1,827
Purchase of treasury stock...

Change during year...........                                                  (921)
Net loss.....................
                                 ----------     ------      -------       ---------      --------
BALANCE,
December 31, 1999............    68,515,515     $  137      $ 1,827       $     527      $     --

                                  ACCUMULATED         TREASURY STOCK               DEFERRED
                                    DEFICIT        SHARES         AMOUNT         COMPENSATION
                                    -------        ------         ------         ------------
BALANCE,
December 31, 1997............     $  (10,220)    23,583,245     $(103,448)         $(1,024)
Net shares forfeited in
  connection with restricted
  stock plan including
  deferred compensation and
  amortization...............            (36)                                          229
Shares issued in connection
  with exercise of stock
  options, including related
  tax benefits...............           (406)      (215,515)          932
Purchase of treasury stock...                        82,140          (227)
Sale of treasury stock.......           (108)       (50,000)          219
Issuance of shares in
  connection with
  acquisitions...............         (1,147)      (580,230)        3,183
Change during year...........
Unrealized investment gains,
  net of income taxes........
Net income...................          1,905
                                  ----------     ----------     ---------          -------
BALANCE,
December 31, 1998............     $  (10,012)    22,819,640     $ (99,341)         $  (795)
Net shares forfeited in
  connection with restricted
  stock plan including
  deferred compensation and
  amortization...............            (57)                                          229
Net shares issued in
  connection with exercise
  of stock options,
  including related tax               (2,628)    (1,101,215)        4,821
  benefits...................
Compensation expense
  recognized in connection
  with grant of stock options
Purchase of treasury stock...
                                                    528,265        (2,400)
Change during year...........
Net loss.....................           (198)
                                  ----------     ----------     ---------          -------
BALANCE,
December 31, 1999............     $  (12,895)    22,246,690     $ (96,920)         $  (566)

              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                       CONSOLIDATED FINANCIAL STATEMENTS.

                   PACKARD BIOSCIENCE COMPANY AND SUBSIDIARIES
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)


                                                                             CUMULATIVE
                                        COMMON STOCK           PAID-IN       TRANSLATION     ACCUMULATED
                                    SHARES        AMOUNT       CAPITAL       ADJUSTMENT        DEFICIT
                                    ------        ------       -------       ----------      -----------
BALANCE,
December 31, 1999........         68,515,515      $  137       $ 1,827        $     527       $(12,895)
Net shares forfeited in
  connection with
  restricted stock plan
  including deferred
  compensation and
  amortization...........            (40,500)                      (68)
Net shares issued in
  connection with
  exercise of stock
  options, including
  related tax benefits...                                        2,271                          (3,206)
Sale of common
  stock, net of expenses.         13,522,200          27       110,415
Issuance of shares in
  connection with
  acquisition............                                       45,628
Compensation expense
  recognized in
  connection with grant
  of stock options,
  gifted common stock
  and accelerated stock
  option vesting.........                                        8,489
Purchase of treasury
  stock..................
Change during year.......                                                          (462)
Net loss.................                                                                       (6,368)
                                  ----------      ------       -------        ---------       --------
BALANCE, December
  31, 2000...............         81,997,215      $  164      $168,562        $      65       $(22,469)
                                  ==========      ======       =======        =========       ========


                                      TREASURY STOCK             DEFERRED
                                  SHARES          AMOUNT       COMPENSATION
                                  ------          ------       ------------
BALANCE,
December 31, 1999........       22,246,690     $   (96,920)    $     (566)
Net shares forfeited in
  connection with
  restricted stock plan
  including deferred
  compensation and
  amortization...........                                             235
Net shares issued in
  connection with
  exercise of stock
  options, including
  related tax benefits...       (3,331,645)         14,378
Sale of common
  stock, net of expenses.          (90,138)            391
Issuance of shares in
  connection with
  acquisition............       (4,495,711)         19,558
Compensation expense
  recognized in
  connection with grant
  of stock options,
  gifted common stock
  and accelerated stock
  option vesting.........
Purchase of treasury
  stock..................           37,000            (125)
Change during year.......
Net loss.................
                                ----------      ----------      ---------
BALANCE, December
  31, 2000...............       14,366,196      $  (62,718)     $    (331)
                                ==========      ==========      =========


              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                       CONSOLIDATED FINANCIAL STATEMENTS.

                   PACKARD BIOSCIENCE COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000
                                 (IN THOUSANDS)

                                                                                       1998              1999              2000
                                                                                     ---------         ---------         ---------
OPERATING ACTIVITIES OF CONTINUING OPERATIONS:
Net income (loss)                                                                    $   1,905         $    (198)        $  (6,368)
Adjustments to reconcile net income (loss) to income (loss) from continuing operations:
  Income from discontinued operations, net of income taxes                              (1,050)           (7,752)           (4,106)
                                                                                     ---------         ---------         ---------
  Income (loss) from continuing operations, including extraordinary items                  855            (7,950)          (10,474)
Adjustments to reconcile income (loss) from continuing operations to net cash provided by operating activities:
  Depreciation and amortization of intangibles                                           5,822             6,811             8,515
  Amortization of deferred financing costs                                               1,545             1,545             1,202
  Other costs of product sales (Note 12)                                                    --             2,703                --
  Purchased in-process research and development charges (Note 11)                        6,120                --            12,100
  Amortization of acquired inventory step-up (Note 11)                                   1,500                --                --
  Non-cash stock compensation charges (Note 5)                                              --             1,037             4,724
  Non-cash deferred financing fees write-off (Note 14)                                      --                --             2,593
  Write-off of impaired assets and other charges (Note 13)                                  --                --             1,881
  Gain on sale of equity securities                                                     (3,155)               --                --
  Deferred income taxes, net                                                              (731)               25           (15,010)
  Other, net                                                                               253              (202)              676
Changes in assets and liabilities excluding effects of acquisitions:
  Decrease (increase) in accounts receivable                                              (212)           (2,526)            5,728
  Increase in inventories                                                               (1,254)           (3,431)           (1,304)
  Decrease (increase) in other current assets                                              160               (89)           (2,921)
  Increase in other noncurrent operating assets                                         (3,006)             (460)           (1,382)
  Increase (decrease) in accounts payable and other accrued expenses                    (4,692)           (2,051)           (7,514)
  (Decrease) increase in deferred income                                                 1,940             3,271            (1,832)
  (Decrease) increase in other noncurrent liabilities                                      658             2,172               725
                                                                                     ---------         ---------         ---------
  Net cash provided by (used for) continuing operations                                  5,803               855            (2,293)
  Net cash provided by discontinued operations                                           7,156             5,630            12,762
                                                                                     ---------         ---------         ---------
  Net cash provided by operating activities                                             12,959             6,485            10,469
                                                                                     ---------         ---------         ---------
INVESTING ACTIVITIES OF CONTINUING OPERATIONS:
Acquisition of businesses, net of acquired cash                                        (11,123)           (4,546)          (49,199)
Investments in equity securities                                                           (68)               --            (1,255)
Capital expenditures                                                                    (4,992)           (5,946)           (6,384)
Product lines, patent rights and licenses acquired                                      (2,889)           (1,292)           (1,794)
Proceeds from sale of investments                                                        4,181                --                --
Proceeds from sale of fixed assets                                                          --                --               302
                                                                                     ---------         ---------         ---------
Net cash used for continuing operations                                                (14,891)          (11,784)          (58,330)
Net cash used for discontinued operations                                               (2,124)          (28,017)           (3,638)
                                                                                     ---------         ---------         ---------
Net cash used for investing activities                                                 (17,015)          (39,801)          (61,968)
                                                                                     ---------         ---------         ---------
FINANCING ACTIVITIES:
Borrowings of long-term debt                                                            41,500            57,388            79,820
Repayments of long-term debt                                                           (43,058)          (22,700)         (135,218)
Purchase of treasury stock                                                                (121)             (281)             (125)
Proceeds from sale of treasury stock                                                       481               299               265
Proceeds from sale of common stock                                                          --                --           110,028
(Decrease) increase in notes payable to banks                                            1,291               174              (301)
Proceeds from exercise of stock options, including tax benefits                             57                --             7,132
                                                                                     ---------         ---------         ---------
Net cash provided by (used for) financing activities                                       150            34,880            61,601
                                                                                     ---------         ---------         ---------
EFFECT OF EXCHANGE RATE CHANGES ON CASH                                                  1,260            (1,917)           (1,528)
                                                                                     ---------         ---------         ---------
NET DECREASE IN CASH AND CASH EQUIVALENTS                                               (2,646)             (353)            8,574
CASH AND CASH EQUIVALENTS, beginning of year                                            10,575             7,929             7,576
                                                                                     ---------         ---------         ---------
                                                                                         7,929             7,576            16,150
Cash of discontinued operations                                                         (1,322)           (3,144)           (2,856)
                                                                                     ---------         ---------         ---------
CASH AND CASH EQUIVALENTS, end of year                                               $   6,607         $   4,432         $  13,294
                                                                                     =========         =========         =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest                                                                           $  20,718         $  20,986         $  17,492
                                                                                     =========         =========         =========
  Income taxes                                                                       $   4,616         $   5,050         $   5,175
                                                                                     =========         =========         =========
NON-CASH TRANSACTIONS:
Stock received in connection with cashless option exercise (Note 5)                  $      --         $   1,411         $      --
                                                                                     =========         =========         =========
Stock issued in connection with acquisitions (Note 11)                               $   1,620         $      --         $  65,184
                                                                                     =========         =========         =========

              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                       CONSOLIDATED FINANCIAL STATEMENTS.

                   PACKARD BIOSCIENCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1999 AND 2000


1.       OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

OPERATIONS

Packard BioScience Company, a Delaware corporation, and subsidiaries (the "Company") is a leading global developer, manufacturer and marketer of instruments and related consumables and services for use in drug discovery and life sciences research.

On February 27, 2001, the Company sold its Canberra division to COGEMA, S.A. for $170 million. The net proceeds, after estimated income taxes payable and cash expenses directly related to the sale and after repurchases of options held by Canberra employees, were approximately $130 million. On February 28, 2001, the Company used $71 million of the proceeds to repay the outstanding balance on its credit facility. The accompanying consolidated financial statements have been reclassified to reflect the net assets and operating results of the Canberra operating segment as a discontinued operation. The amounts below relate only to the Company's continuing operations unless otherwise noted.

As a result of the sale of Canberra, the Company now operates and is managed as a single segment for financial reporting purposes.

CONSOLIDATION


The accompanying consolidated financial statements include the accounts of Packard BioScience Company and its majority-owned subsidiaries prepared in accordance with accounting principles generally accepted in the United States. All significant intercompany accounts and transactions have been eliminated.

FOREIGN OPERATIONS


The Company translates foreign currency financial statements using the current rate method. Translation gains and losses are recorded as a separate component of stockholders' equity (deficit), cumulative translation adjustment. Gains and losses result from transactions which are denominated in other than functional currencies. Such gains and losses are included in cost of product sales in the accompanying consolidated statements of income (loss).

The Company purchases various foreign currency forward contracts primarily for the purpose of hedging firm intercompany inventory purchase commitments. Such transactions qualify for hedge accounting prior to SFAS No. 133. Accordingly, gains are recorded when contracts are settled and losses are recorded immediately. The Company recognizes gains (losses) from the settlement of forward contracts in the consolidated statements of income (loss) in cost of product sales. Gains (losses) totaled $0.3 million, ($0.6) million and ($0.3) million in 1998, 1999 and 2000, respectively. As of December 31, 1999 and 2000, the Company had total forward contracts outstanding of approximately $2,300,000 and $5,359,000, respectively, whose settlement prices approximated year end exchange rates. The following table summarizes by currency the outstanding forward contracts as of December 31, 1999 and 2000 (in thousands):

                               1999          2000
                              ------        ------
Japanese Yen                  $2,000        $  900
British Pound Sterling            --         2,000
German Mark                       --         1,609
French Franc                      --           600
All other                        300           250
                              ------        ------
                              $2,300        $5,359
                              ======        ======

The forward contracts outstanding at December 31, 2000 mature at various times through July 2001. Transaction gains (losses), inclusive of forward contracts settled, were $264,000, ($589,000) and ($266,000) in 1998, 1999 and 2000,
respectively.

CASH AND CASH EQUIVALENTS


The Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

INVENTORIES


Inventories are valued at the lower of cost or market using the first-in, first-out (FIFO) method. A reserve for potential nonsaleable inventory due to excess stocks or obsolescence is provided based upon a detailed review of inventory components, past history and expected future usage.

PROPERTY, PLANT AND EQUIPMENT


Property, plant and equipment are recorded at cost. Machinery, equipment, furniture and leasehold improvements are depreciated using the straight-line method over their estimated useful lives or term of the lease, if shorter, ranging from 2 to 20 years. Buildings and improvements are depreciated over 5 to 40 years using the straight-line method.

GOODWILL, NET OF AMORTIZATION


The Company estimates the life of goodwill for each individual acquisition based upon the nature of the operations and the core technologies acquired. Goodwill included in the accompanying consolidated balance sheets is being amortized over 20 to 40 years, representing the estimated period to be benefited. The only goodwill which has a 40 year life relates to a sales subsidiary in Japan. The Company has used a 20 year life for the goodwill related to all other acquisitions. A 20 year life was deemed appropriate primarily given the nature of the technologies acquired and the status of products in the marketplace. As of December 31, 1999 and 2000, accumulated amortization was approximately $1,167,000 and $3,253,000, respectively.

DEFERRED FINANCING COSTS, NET OF AMORTIZATION


Deferred financing costs includes the portion of fees incurred by the Company for issuance of debt instruments in connection with its 1997 Recapitalization, including the initial purchasers' discount (see Note 10). Such costs are being amortized over the average life of the debt to which they relate, ranging from 5 to 10 years (see Note 14). Accumulated amortization of deferred financing costs was $4,378,000 and $5,580,000 as of December 31, 1999 and 2000, respectively.

INVESTMENTS


During 1998, the Company held investment securities of a publicly traded company. Such investments were available for sale and, as such, all unrealized gains and losses were reflected in a separate component of stockholders' equity (deficit), net of income taxes. Such investments were sold during 1998 for a gain of $3,155,000.


PATENT RIGHTS AND LICENSE ACQUISITIONS


The Company capitalizes amounts paid for patent rights and licenses acquired to manufacture and sell certain products. These amounts are amortized over the lives of the respective agreements or the estimated lives of the related products, if shorter. The amortization periods range from 3 to 10 years. As of December 31, 1999 and 2000, the Company had an unamortized balance of $5,489,000 and $4,738,000, respectively, associated with patent rights and license acquisitions, which amounts were reflected in other assets in the accompanying consolidated balance sheets.

LONG-LIVED ASSETS

The Company reviews long-lived assets, including identifiable intangible assets, to be held and used (including capitalized costs related to licenses) for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. If the expected future cash flows (undiscounted and without interest) are less than the carrying value of the asset, an impairment loss is recognized. Impairment losses are measured as the difference between the carrying value of the asset, including goodwill if applicable, and the fair value of the asset. If goodwill was identified with assets subject to an impairment loss, the loss would first be applied to reduce any goodwill. As of December 31, 1999 and 2000, the Company believes there was no impairment of the long-lived assets as reported in the accompanying consolidated balance sheets. Refer to Notes 12 and 13 for a description of the Company's write-off of certain long-lived assets during 1999 and 2000. None of the assets written-off were acquired in a business combination.

REVENUE RECOGNITION AND DEFERRED INCOME


The Company generates revenues from the sale of products and related consumables and service revenue. The Company provides installation for certain product sales. This installation is deemed to be inconsequential and perfunctory, as defined by Staff Accounting Bulletin 101, since installations are not complex, do not require a significant level of effort, and no portion of the contract fee is withheld or refundable until installation is complete. Additionally, when customer acceptance provisions exist and the Company can demonstrate through factory testing that the product meets such specifications prior to shipment, product revenue is recognized when delivery has occurred and title has transferred. Estimated costs of installation are accrued when product revenue is recognized. When the Company is unable to demonstrate that the product meets customer specifications before shipment, no revenue is recorded until customer acceptance has occurred.

When the Company's instruments contain embedded software which is not deemed to be incidental to the product, the sale falls within the scope of SOP 97-2 "Software Revenue Recognition." In these cases, since the product and the embedded software are delivered at the same time, there are no extended payment terms and no significant obligations remain, revenue on the product and software are recognized when the related product is delivered and title has transferred.

Revenues from service contracts are recognized on a straight-line basis over the contract period. Deferred income results from the advance billing of certain field service maintenance contracts and other customer advances.

SHIPPING AND HANDLING REVENUES AND EXPENSES


Shipping and handling revenues are included in net product sales and shipping and handling expenses are included in selling, general and administrative expenses in the accompanying consolidated statements of income (loss). Shipping and handling expenses were $2,100,000, $2,400,000 and $2,500,000, for the years ended December 31, 1998, 1999 and 2000, respectively.


WARRANTY


The Company generally provides a warranty for one year subsequent to installation of its product. The Company accrues for the estimated cost of the warranty at the time of sale of the related product.

INCOME TAXES


The Company uses an asset and liability approach for financial accounting and reporting of income taxes. The provision for income taxes includes Federal, foreign and state income taxes currently payable and those deferred because of temporary differences between income reported for tax and financial statement purposes.

The Company has not provided for possible U.S. taxes on undistributed earnings of foreign subsidiaries that are considered to be reinvested indefinitely. Undistributed earnings of foreign subsidiaries considered to be reinvested indefinitely amounted to $11,043,000 and $18,980,000 at December 31, 1999 and 2000, respectively. If and when earnings are repatriated, credit for foreign taxes already paid on subsidiary earnings and withholdings may offset a portion of applicable U.S. income taxes.

EARNINGS PER SHARE


Basic earnings per share is computed based upon the weighted average shares outstanding during each of the periods presented. Diluted earnings per share is computed based upon the weighted average shares outstanding during each of the periods presented, including the impact of outstanding options, determined under the treasury stock method, to the extent their inclusion is dilutive. Basic and diluted weighted average shares outstanding during the years ending December 31, 1998, 1999 and 2000 are as follows:

                                                       1998              1999              2000
                                                    ----------        ----------        ----------
Basic weighted average shares outstanding           45,574,160        45,803,495        58,442,738
Dilutive effect of outstanding stock options         2,109,225                --                --
                                                    ----------        ----------        ----------
Diluted weighted average shares outstanding         47,683,385        45,803,495        58,442,738
                                                    ==========        ==========        ==========

For 1999 and 2000, 4,651,965 and 3,901,931 of common stock equivalents, respectively, were excluded from diluted weighted average shares outstanding as their effect was antidilutive.

USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of income and expenses during the reporting periods. Operating results in the future could vary from the amounts derived from management's estimates and assumptions.

DISCLOSURES ABOUT FAIR VALUES OF FINANCIAL INSTRUMENTS


The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value as of December 31, 1999 and 2000:

CASH AND CASH EQUIVALENTS - The carrying amount approximates fair value because of the short maturity of those instruments.

NOTES PAYABLE - The fair value of the Company's notes payable are estimated to approximate recorded amounts due to the relative short maturity.

LONG-TERM DEBT - The fair value of the Company's long-term debt is estimated based on the quoted market prices for similar issues or on the current rates offered to the Company for obligations with the same remaining maturities. The estimated fair value of the Senior Subordinated Notes (see Note 4) was $137,175,000 and $105,149,000 at December 31, 1999 and 2000, respectively, based upon quoted terms at those dates. The estimated fair value of all other long-term debt approximated their carrying amount.

FOREIGN CURRENCY CONTRACTS - The fair value of foreign currency contracts (primarily used for hedging firm commitments) is estimated by obtaining closing rates and comparing them to the actual contract rates. The total value of the open contracts approximated the estimated fair value.

NEW ACCOUNTING STANDARDS


In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes the accounting and reporting standards for derivative instruments and for hedging activities. SFAS No. 133 was amended by SFAS No. 138. The Company purchases forward contracts to cover foreign exchange fluctuation risks on intercompany sales to certain of its foreign operations which are not designated as hedging instruments under SFAS No. 133, as amended. Effective January 1, 2001, the Company will reflect such forward contracts in its consolidated financial statements at their current market values based upon the actual exchange rates in effect as compared to the forward contracted rates. Any resulting gains and losses will be reflected in the Company's consolidated statements of income. This statement is not expected to have a material effect on the Company's consolidated operating results or financial position upon adoption. As of December 31, 2000, there were unrealized losses totaling $0.2 million on outstanding foreign currency forward contracts.

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB No. 101"). SAB No. 101, among other things, provides guidance on revenue recognition when customer acceptance and installation provisions exist. The Company has quantified the impact of adopting SAB No. 101 and the effect on the Company's consolidated financial position and results of operations is de minimis since the Company's previous revenue recognition policies substantially complied with SAB No. 101. Accordingly, no cumulative catch-up adjustment was recorded as of January 1, 2000. As of December 31, 2000, revenue has been recorded in accordance with SAB No. 101 and remaining installation costs of $63,000 have been accrued.

In March 2000, the FASB issued FASB Interpretation No. 44 (FIN 44), "Accounting for Certain Transactions Involving Stock Compensation (an Interpretation of APB Opinion No. 25)." This interpretation clarifies the definition of employee for purposes of applying Opinion 25, the criteria for determining whether a plan qualifies as a noncompensatory plan, the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and the accounting for an exchange of stock compensation awards in a business combination. The stock compensation charges included in the accompanying consolidated statements of income (loss) were recorded in accordance with the provisions of this interpretation after the effective dates of the interpretation and with Opinion 25 prior to the effective dates of FIN 44.


2.       ACCOUNTS RECEIVABLE, NET

Accounts receivable are net of allowances for doubtful accounts totaling $421,000 and $505,000 as of December 31, 1999 and 2000, respectively.


3.       INVENTORIES

Inventories consisted of the following at December 31, 1999 and 2000 (in thousands):

                                      1999             2000
                                    --------         --------
Raw materials and parts             $ 12,094         $ 11,330
Work in progress                         644            1,022
Finished goods                         9,315           12,427
                                    --------         --------
                                      22,053           24,779
Excess and obsolete reserves          (3,262)          (2,650)
                                    --------         --------
                                    $ 18,791         $ 22,129
                                    ========         ========


4.       LONG-TERM DEBT

The Company had the following long-term debt at December 31, 1999 and 2000, as described below (in thousands):

As of December 31, 1999:

                                                INTEREST RATE           MATURITY      CURRENT     LONG-TERM     TOTAL
                                                -------------           --------      -------     ---------     -----
Senior subordinated notes..................   9.375%                       2007       $    --     $150,000     $150,000
Term loan..................................   Eurodollar+2.75%             2003           400       36,965       37,365
Revolving credit facility:
  Borrowings denominated in U.S. dollars...   Eurodollar+2.375%            2002            --        8,425        8,425
  Borrowings denominated in other currencies  Cost of funds+2.375%         2002            --       28,513       28,513
Notes payable..............................   3.9%-4.0%                    2000         2,429           --        2,429
Other obligations..........................   1.875%-10.0%              2000-2004       1,387        1,807        3,194
                                                                                      -------     --------     --------
                                                                                      $ 4,216     $225,710     $229,926
                                                                                      =======     ========     ========

As of December 31, 2000:

                                                  INTEREST RATE         MATURITY      CURRENT     LONG-TERM      TOTAL
                                                  -------------         --------      -------     ---------      -----
Senior subordinated notes.................... 9.375%                       2007       $    --     $118,145     $118,145
Revolving credit facility:
  Borrowings denominated in U.S. dollars..... Eurodollar+2.75%             2005            --       26,000       26,000
  Borrowings denominated in other currencies. Cost of funds+1.75%          2005            --       25,116       25,116
Notes payable................................ 5.90%                        2001         1,884           --        1,884
Other obligations............................ 7.25%-8.30%               2001-2005       1,183           83        1,266
                                                                                      -------     --------     --------
                                                                                      $ 3,067     $169,344     $172,411
                                                                                      =======     ========     ========

During 1997, the Company issued $150,000,000 principal amount of 9.375% senior subordinated notes (the "Senior Subordinated Notes") due March 1, 2007. The proceeds received from the sale of the Senior Subordinated Notes, net of initial purchasers' discount of $4,500,000, were used to repay certain of the outstanding indebtedness under previous obligations and to repurchase certain of the Company's outstanding common stock (see Note 10). The initial purchasers' discount is reflected as deferred financing costs in the accompanying consolidated balance sheets and is being amortized over the term of the Senior Subordinated Notes (10 years).

The Senior Subordinated Notes are redeemable, at the option of the Company, after March 1, 2002, at rates starting at 104.688% of the principal amount reduced annually through March 1, 2004, at which time they become redeemable at 100% of the principal amount. According to the terms of the Senior Subordinated Notes, if a change of control occurs, as defined, each holder of Senior Subordinated Notes will have the right to require the Company to repurchase such holder's Senior Subordinated Notes at 101% of the principal amount thereof. Other circumstances exist under the terms of the Senior Subordinated Notes which would permit or require the Company to partially redeem the Senior Subordinated Notes earlier than their stated maturity date (see Note 15).

During 1997, the Company also entered into a senior credit agreement (the "Credit Agreement" and together with the Senior Subordinated Notes, the "Financings") with a group of banks which provided for a $40,000,000 term loan and availability of up to $75,000,000 in a revolving credit facility with a sub-limit for letters of credit up to $11,000,000 in the aggregate. The term loan was to mature in 2003 and bore interest, at the Company's option, at the customary base rate (defined as a certain bank's reference rate, or the federal funds rate plus 0.5%, whichever is higher), plus 1.75% (adjusted downward if the Company achieved certain financial ratio levels), or at the customary reserve adjusted Eurodollar rate plus 2.75%. On U.S. dollar denominated borrowings, the revolving credit facility bore interest, at the Company's option, at the customary base rate plus 1.375%, or at the customary reserve adjusted Eurodollar rate plus 2.375% (adjusted downward if the Company achieved certain financial ratio levels). Outstanding borrowings on the revolving credit facility which are denominated in currencies other than the U.S. dollar bore interest at the cost of funds rate plus 2.375% (adjusted downward if the Company achieved certain financial ratio levels). Cost of funds on non-U.S. dollar borrowings represents the rate at which deposits in the applicable currency would be offered by banks participating in the revolving credit facility. A maximum of $50 million could be borrowed in currencies other than the U.S. dollar. The credit agreement also provided for a commitment fee of 0.5% (adjusted downward if the Company achieves certain financial ratio levels) on any unused portion of the revolving credit facility. At December 31, 2000, the Eurodollar rate and cost of funds rate were 6.62% and 4.90%-6.00%, respectively.

In August 2000, the Company amended and restated the Credit Agreement (the "Amended Credit Agreement"). The Amended Credit Agreement eliminated the term loan and increased the revolving credit borrowing capacity from $75 million to $100 million. However, upon completion of the sale of Canberra (see Note 15), the facility was reduced to $65 million. Under the terms of the Amended Credit Agreement, the outstanding revolving credit facility balance, if any, is due and payable on August 17, 2005. The Amended Credit Agreement modified certain of the financial covenants, including the calculation of the Company's consolidated leverage ratio. The maximum allowable consolidated leverage ratio, as defined, was 4-to-1 at December 31, 2000 and declines to 3-to-1 on December 31, 2004. As of December 31, 2000, the Company was in compliance with all covenants. Revolving credit borrowings bear interest at rates within a range, subject to the consolidated leverage ratio which the Company achieves. U.S. dollar denominated borrowings bear interest, at the Company's option, at the customary base rate plus 0.25% to 1.75% or the Eurodollar rate plus 1.25% to 2.75%. Borrowings in currencies other than the U.S. dollar bear interest at the cost of funds rate plus 1.75%. The Amended Credit Agreement requires a 0.5% commitment fee, adjusted downward if the Company achieves a consolidated leverage ratio of 2-to-1 or less. In connection with the Amended Credit Agreement, the Company pledged as collateral substantially all of the tangible and intangible assets of the Company and its active domestic subsidiaries and 65% of the capital stock of the Company's foreign subsidiaries.

The Financings contain certain financial covenants including, but not limited to, a minimum fixed charge ratio test, a minimum interest ratio test and a maximum leverage ratio and limitations on capital expenditures and technology acquisitions. The Company is prohibited by the Financings from paying any cash dividends and is limited in the amount of capital stock that it may repurchase, the incurrence of additional indebtedness and liens or dispositions of assets by the Company.

Notes payable existing at December 31, 1999 and 2000, consisted of amounts outstanding under overseas lines of credit which permitted maximum borrowings of approximately $5,800,000 and $3,500,000, respectively. Borrowings are due on demand. At December 31, 1999 and 2000, $2,429,000 and $1,884,000, respectively, were outstanding under these arrangements with interest rates ranging from 3.9% to 4.0% at December 31, 1999 and 5.9% at December 31, 2000. The weighted average interest rates on these borrowings were 4.3% and 5.9% in 1999 and 2000, respectively. The maximum amount outstanding on overseas lines of credit during 1999 and 2000 was $2,429,000 and $3,471,000, respectively.

As of December 31, 2000, aggregate principal payments of long-term debt during the next five years ending December 31 and thereafter are as follows (in thousands):

         2001...........................................     $  3,067
         2002...........................................           49
         2003...........................................           24
         2004...........................................            2
         2005...........................................       51,124
         Thereafter.....................................      118,145
                                                             --------
         Total..........................................     $172,411
                                                             ========


5.       COMMON STOCK AND STOCK OPTIONS

At December 31, 2000, the Company had 200,000,000 shares of authorized common stock with a par value of $.002 per share and 1,000,000 shares of authorized preferred stock. On March 20, 2000, the Company's Board of Directors approved a 5-for-1 split of the Company's common stock. All share and per share information has been restated to reflect the effect of the split.

On April 19, 2000, the Company completed a public sale of 13.5 million shares of the Company's common stock (the "Offering"). The Offering raised approximately $110 million after consideration of the underwriters' over-allotment and expenses associated with the Offering. The Company utilized a portion of the proceeds from the Offering to repay the balance outstanding on the term loan and to reduce the amount outstanding on the U.S. dollar denominated portion of its revolving credit facility. Additionally, the Company used a portion of the proceeds for open market purchases of its Senior Subordinated Notes (see Note
14). The Offering did not result in a change in control, as defined in the Senior Subordinated Notes. Accordingly, the Company was not required to repurchase any Senior Subordinated Notes as a result of the Offering. Upon consummation of the Offering, the Management Stockholders' right to require the Company to purchase common stock and options held by such Management Stockholders terminated.

In March 2000, certain members of the Company's management transferred by gift 113,700 shares of their own Company common stock to substantially all of the Company's employees who on the date of the gifting did not own shares or options to purchase shares of the Company's stock. This resulted in non-cash compensation charges to the Company of $0.6 million and $0.4 million for continuing and discontinued operations, respectively, in the quarter ending March 31, 2000.

The Company has granted non-qualified stock options to selected employees under the Canberra Industries, Inc. Stock Option Plan of 1971, as amended (the "1971 Plan") and the Management Stock Incentive Plan (the "1997 Plan") of 1997. In connection with the 1997 recapitalization, the 1971 Plan was frozen and no additional options can be granted from this plan. There were 5,319,100 options outstanding under the 1997 Plan as of December 31, 2000. The 1997 Plan was frozen at the time of the Company's initial public offering. The exercise price of all of these options at the date of grant is the fair value. During 1997, the Company granted 1,325,000 performance options to various employees with an exercise price of $2.726, which exceeded the $2.225 fair value of the Company's stock on the date of grant, and in December 1999, the Company granted certain options with an exercise price less than fair value. The options expire at various dates through the year 2009. A summary of stock option activity is as follows:

                                      NUMBER      WEIGHTED AVG. PRICE
                                    OF SHARES         PER SHARE
                                    ---------         ---------
Outstanding at December 31, 1997    7,806,500          $  1.856
Granted ........................    1,117,500             2.780
Cancelled ......................     (164,000)            2.074
Exercised ......................      (85,000)            1.604
                                    ---------          --------
Outstanding at December 31, 1998    8,675,000             1.970
Granted ........................    2,226,250             3.326
Cancelled ......................     (308,740)            2.266
Exercised ......................   (1,131,215)            0.788
                                    ---------          --------
Outstanding at December 31, 1999    9,461,295             2.420
Granted ........................    1,347,200            10.970
Cancelled ......................     (182,450)            3.430
Exercised ......................   (3,348,445)            2.190
                                    ---------          --------
Outstanding at December 31, 2000    7,277,600          $  4.072
                                    =========          ========


As of December 31, 2000, the outstanding options had the following characteristics:

                                                                    WEIGHTED                NUMBER            WEIGHTED AVERAGE
                                             WEIGHTED               AVERAGE              EXERCISABLE           EXERCISE PRICE
     NUMBER            RANGE OF              AVERAGE               REMAINING                AS OF                   AS OF
  OUTSTANDING       EXERCISE PRICES       EXERCISE PRICE       CONTRACTUAL LIFE       DECEMBER 31, 2000       DECEMBER 31, 2000
  -----------       ---------------       --------------       ----------------       -----------------       -----------------
    5,960,600      $1.2870-$ 3.3520            $2.5200             4.9 years               5,960,600                $2.5200
      896,500           $9.0000                $9.0000             9.3 years                      --                     --
      420,500      $10.2500-$26.7500          $15.4022             9.6 years                      --                     --
    ---------                                                                              ---------
    7,277,600                                                                              5,960,600
    =========                                                                              =========

During 1999, 870,955 options were exercised through a process whereby employees tendered mature common shares owned by them with an aggregate value equivalent to the aggregate option exercise price of those options being exercised. Common shares with a value equivalent to the required income tax and other withholdings due by the employees associated with the exercise of the options were also tendered. A total of 421,080 common shares were tendered by the employees who participated in this option exercise.

In December 1999, the Company granted options to acquire 1,672,500 shares of the Company's common stock to employees with an exercise price of $3.352 per share. In accordance with financial reporting guidelines, compensation expense of $1.0 million and $0.8 million was recorded in 1999 related to the 20% which vested in 1999 for continuing and discontinued operations, respectively. Such charge was based on an estimated fair value of $8.808 per share. On March 20, 2000, the Company's Board of Directors approved the acceleration of the vesting of all outstanding unvested stock options, making them 100% vested, effective March 17, 2000. This resulted in compensation expense of $4.1 million and $3.1 million for continuing and discontinued operations, respectively, in the quarter ending March 31, 2000. The charges relate to the remaining 80% vesting which occurred in 2000. The compensation expenses for continuing operations are included in selling, general and administrative expenses in the accompanying consolidated statement of income (loss) for the years ended December 31, 1999 and 2000.

If compensation cost for stock options granted under these plans had been determined under the fair-value based methodology of SFAS No. 123, "Accounting for Stock-Based Compensation," the Company's net income (loss) would have been $366,000, ($2,249,000) and ($13,044,000) on a pro forma basis for the years ended December 31, 1998, 1999 and 2000, respectively. For purposes of this calculation, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model (minimum value method) with the following assumptions:

                                            1998            1999          2000
                                            ----            ----          ----
Expected dividend yield................      --              --            --
Expected stock price volatility........      --              --          100.74%
Risk-free interest rate................  4.91%-5.89%    5.14%-6.88%    5.29%-6.50%
Expected life..........................   10 years        10 years       7 years
Weighted average fair value............    $1.134          $5.714        $9.1981

In connection with the 1997 Recapitalization, the Company terminated a restricted stock plan which provided for the issuance of common stock for no consideration to officers and key employees, with vesting over an eight-year period. No new shares can be granted but shares previously issued are still vesting over the original vesting period. Compensation expense, determined as of the date of grant, is being recognized ratably in accordance with the vesting schedule. Compensation expense recognized was $191,000, $178,000 and $166,000 in 1998, 1999 and 2000, respectively. At December 31, 1999 and 2000, $566,000 and
$331,000, respectively, of future compensation expense associated with unvested shares has been deferred and is included in deferred compensation in the accompanying consolidated balance sheets.


6.       INCOME TAXES

The sources of the Company's income (loss) from continuing operations before provision for income taxes and extraordinary items, net were as follows (in thousands):

                                                   1998       1999        2000
                                                   ----       ----        ----
United States................................   $ (4,407)   $(17,517)   $(33,214)
Foreign .....................................      7,699      11,187      11,580
                                                --------    --------    --------
                                                $  3,292    $ (6,330)   $(21,634)
                                                ========    ========    ========

The provision for (benefit from) income taxes is as follows (in thousands):

                                                   1998       1999        2000
                                                   ----       ----        ----
Current:
  Federal....................................   $   (387)   $    325    $     --
  Foreign....................................      2,827       5,426       4,167
  State......................................        338          32          52
                                                --------    --------    --------
                                                   2,778       5,783       4,219
                                                --------    --------    --------

Deferred:
  Federal....................................         19      (4,367)    (12,480)
  Foreign....................................       (339)        161      (2,328)
  State......................................        (21)         43        (202)
                                                  ------      ------    --------
                                                    (341)     (4,163)    (15,010)
                                                  ------      ------    --------
  Total......................................     $2,437      $1,620    $(10,791)
                                                  ======      ======    ========


A reconciliation between the income tax expense recognized in the Company's consolidated statements of income (loss) and comprehensive income (loss) and the income tax expense computed by applying the statutory Federal income tax rate to the income (loss) from continuing operations before provision for income taxes and extraordinary items, net follows (in thousands):

                                                               1998                     1999                       2000
                                                               ----                     ----                       ----
                                                        AMOUNT     PERCENT       AMOUNT      PERCENT       AMOUNT       PERCENT
                                                        ------     -------       ------      -------       ------       -------
Income (loss) from continuing operations before
  income taxes and extraordinary items                 $  3,292                 $ (6,330)                 $(21,634)
                                                       ========                 ========                  ========
Income tax (benefit) computed at statutory rate        $  1,152        35%      $ (2,216)        35%      $ (7,572)          35%
Change in valuation allowance                            (2,291)      (69%)        6,453       (102%)       (2,411)          11%
Net tax effect relating to foreign operations               401        12%        (1,559)        25%          (420)           2%
Research credits                                           (654)      (20%)         (590)         9%          (600)           3%
State income taxes                                          275         8%           180         (3%)           --           --
Acquisition-related deductible charges                     (394)      (12%)         (571)         9%          (778)           4%
Acquisition-related nondeductible charges                 4,260       130%           193         (3%)          466           (2%)
Restricted stock vesting                                   (187)       (6%)          (84)         1%           341           (2%)
Other                                                      (125)       (4%)         (186)         3%           183           (1%)
                                                       --------        --       --------         --       --------           --
                                                       $  2,437        74%      $  1,620        (26%)     $(10,791)          50%
                                                       ========        ==       ========        ===       ========           ==

At December 31, 1999 and 2000, deferred tax assets and liabilities were comprised of the following (in thousands):

                                                            1999         2000
                                                            ----         ----
Deferred tax assets:
Net operating loss carryforwards ......................   $  2,321    $  4,346
Inventory related items ...............................      2,191       1,974
Accruals not currently deductible .....................      2,088       1,957
Stock compensation ....................................        750       8,999
Foreign and other tax credit carryforwards ............     11,946      13,462
Deductible purchase accounting temporary differences ..         --       4,715
Other .................................................        165         528
                                                          --------    --------
  Gross deferred tax assets ...........................     19,461      35,981
Less: valuation allowance .............................    (13,355)    (10,944)
                                                          --------    --------
  Total deferred tax assets, net of valuation allowance      6,106      25,037
                                                          --------    --------
Deferred tax liabilities:
International transactions ............................      3,507       3,613
Accelerated depreciation ..............................        201         258
Transaction related tax liabilities ...................      2,815       2,233
Other .................................................        359          16
                                                          --------    --------
  Total deferred tax liabilities ......................      6,882       6,120
                                                          --------    --------
  Net deferred tax assets (liabilities) ...............   $   (776)   $ 18,917
                                                          ========    ========

At December 31, 1999, the Company had foreign tax credit carryforwards totaling $10.4 million, which were fully offset by a valuation reserve due to the uncertainty of the Company's ability to utilize such carryforwards prior to their expiration. In addition, total state net operating loss carryforwards were $2.4 million (tax effected) at December 31, 1999, which were fully reserved for, also due to the uncertainty as to their utilization.

At December 31, 2000, the Company had foreign tax credit carryforwards totaling $10.9 million which were fully offset by a valuation reserve due to the uncertainty of the Company's ability to utilize such carryforwards prior to their expiration. The valuation reserves associated with state net operating loss carryforwards and other credit carryforwards were eliminated as of December 31, 2000 since they are now likely to be realized as a result of the gain generated on the Canberra sale (see Note 15). The foreign tax credit carryforwards expire commencing in 2002 to 2005. The state net operating loss carryforwards expire in 2002 to 2005.


7.       BENEFIT PLANS

Packard BioScience Company and certain domestic subsidiaries offer a contributory defined contribution plan (the "Profit Sharing Plan") covering substantially all domestic employees who have completed at least one year of service, as defined. Commencing in 1997, the Profit Sharing Plan provided that eligible participants may make a basic contribution from 1% to 4% of their annual pay, with additional contributions allowed up to an additional 11% of annual pay. The Company makes matching contributions equal to 125% of a participant's basic contribution, which amounted to approximately $1,047,000, $1,209,000 and $1,400,000 for the years ended December 31, 1998, 1999 and 2000, respectively.

In connection with the sale of Canberra (see Note 15), a new plan was created for all Canberra employees. The plan assets attributable to Canberra employees, amounting to approximately $50 million, were transferred to this new plan.

The Company also had a noncontributory employee stock ownership plan ("ESOP") and related trust, which was merged into the Profit Sharing Plan in March 1997. Each year the Company made a contribution from profits, as defined, of an amount determined by its Board of Directors, but not to exceed 15% of the aggregate compensation of all participants in the ESOP in any plan year.


Contributions under the ESOP for any individual participant in any year were limited to the lower of $30,000 or 25% of the participant's compensation. The trust had used the contributions to first service debt incurred, if any, and then to purchase outstanding shares of the Company's stock. When employees terminate their employment with the Company, they may choose to take the ESOP portion of the Profit Sharing Plan distribution in the form of either cash or shares of the Company's common stock, based upon the value of the common stock on the date of distribution.


8.       COMMITMENTS AND CONTINGENCIES

The Company conducts certain of its operations from leased facilities and leases automobiles and various types of machinery and equipment under operating leases. The following is a schedule of future minimum rental payments under operating leases that have initial or remaining non-cancelable lease terms extending beyond December 31, 2001 (in thousands):

2001..............................................................         $ 822
2002..............................................................           731
2003..............................................................           706
2004..............................................................           191
2005..............................................................           159
Thereafter........................................................           690
                                                                          ------
                                                                          $3,299
                                                                          ======

Rental expense for the years ended December 31, 1998, 1999 and 2000, was approximately $3,352,000, $3,556,000 and $3,438,000, respectively.

The Company is currently, and is from time to time, subject to claims and suits arising in the ordinary course of its business, including those relating to intellectual property matters, product liability, safety and health and employment matters. In certain of such actions, plaintiffs request punitive or other damages that may not be covered by insurance. The Company accrues for these items as they become known and can be reasonably estimated. It is the opinion of management that the various asserted claims and litigation in which the Company is currently involved will not have a material adverse effect on the Company's consolidated financial position or results of operations.

The Company and provincial authorities in Groningen, The Netherlands, are in the process of negotiating a remediation plan involving groundwater contamination at the Company's Duinkerkenstraat facility. Asserting that the causes of this contamination entirely predate the Company's acquisition of this location in 1986, the Company had sought indemnification under the purchase agreement from the prior owner of the property. The Company accepted a payment in 1998 of $1.25 million from the prior owner and fully released them from their indemnification obligations. Such amount primarily represented reimbursement for remediation costs previously paid for by the Company and estimated remaining remediation costs. The Company has accrued for the estimated remaining obligation to remediate the site; however, there can be no assurance that the Company will not incur any additional costs. As of February 2001, the site where the facility is located is being tested by independent engineers to determine the extent of the soil contamination and to develop a remediation plan.


9.       GEOGRAPHICAL INFORMATION

The Company operates predominately in three major geographic areas. Transfers between geographic areas are made at the estimated market value of the merchandise transferred. The eliminations result from intercompany sales, receivables and profit in inventory.

The following tables summarize the Company's operations by geographic area for 1998, 1999 and 2000 (in thousands):

                    GEOGRAPHIC AREA                             1998              1999              2000
                    ---------------                          ---------         ---------         ---------
Revenues*:
  United States, including third party export sales**        $  84,647         $  85,841         $  91,727
  Europe                                                        50,193            56,346            55,821
  Japan                                                         11,395            16,703            17,827
                                                             ---------         ---------         ---------
  Total consolidated                                         $ 146,235         $ 158,890         $ 165,375
                                                             =========         =========         =========


Income (loss) from operations:
  United States, including export sales***                   $  13,547         $   3,193         $ (15,090)
  Europe****                                                     7,684             6,556             6,468
  Japan                                                          2,456             5,292             6,243
  Eliminations, net                                             (2,913)              723            (1,453)
                                                             ---------         ---------         ---------
  Total consolidated                                         $  20,774         $  15,764         $  (3,832)
                                                             =========         =========         =========


Total assets:
  United States                                              $  86,266         $  95,959         $ 204,987
  Europe                                                        27,835            29,179            36,168
  Japan                                                          9,802            11,288            12,501
  Discontinued operations                                       34,712            67,810            68,577
  Eliminations, net                                            (17,180)          (21,678)          (16,141)
                                                             ---------         ---------         ---------
  Total consolidated                                         $ 141,435         $ 182,558         $ 306,092
                                                             =========         =========         =========

* Includes only revenues from unaffiliated customers. Revenues in Europe are denominated primarily in the Euro, or Euro equivalent currencies, and the British Pound. Revenues in Japan are denominated primarily in the Japanese Yen.

**       Includes $17.9 million, $13.9 million and $10.0 million of third-party export sales for 1998, 1999 and 2000, respectively.

***      Income from operations for 1998 includes a $1.5 million charge to expense the fair market value adjustment associated with acquired inventories, a $6.1 million charge for purchased in-process research and development and a gain on the sale of the gas generation product line of $10.8 million. Income from operations for 1999 includes a $2.7 million charge associated with terminating the production of a product and modifying a license arrangement and a $1.0 million compensation charge associated with the 1999 vesting of stock options granted to certain employees in December 1999. Loss from operations for 2000 includes a $4.7 million charge associated with employee stock compensation costs, and a $12.1 million charge for purchased in-process research and development. For purposes of presenting operating results of the Company's continuing operations, all corporate interest expense has been charged, and all corporate interest income has been credited, to continuing operations.

****     Loss from operations for 2000 includes a $1.9 million charge primarily to write-off long-lived assets which had become impaired.

10.      RECAPITALIZATION AND STOCK PURCHASE AGREEMENT

On March 4, 1997, Stonington Capital Appreciation 1994 Fund, L.P. ("Stonington") acquired approximately 69% of the common stock of the Company on a fully-diluted basis as a result of the transactions described below. The transactions included
(a) the acquisition by Stonington and certain other investors of $54.0 million of common stock from certain continuing stockholders, (b) the acquisition by Stonington of $17.5 million of common stock from the Company, (c) a tender offer by the Company to all non-continuing stockholders for $208.6 million and (d) the cancellation of all stock options held by the non-continuing stockholders for $3.3 million. The Company used the proceeds of the stock offering, $8.3 million from the exercise of certain options, cash on hand and $190.0 million in proceeds from the Financings to redeem the shares in the tender offer, purchase certain outstanding options (approximately $12.9 million) and pay transaction fees and expenses (approximately $21.5 million), of which $2.6 million was paid to Stonington Partners, Inc.

11.      ACQUISITIONS

In May 1997, a subsidiary of the Company, Packard Japan KK ("PJKK"), entered into an agreement, for a fixed amount denominated in Japanese yen, to acquire the 40% interest held by its minority stockholder for approximately $7.5 million. The agreement obligated PJKK to acquire approximately 60% of the minority interest in 1997, 20% in 1998 and the remainder in 1999. Under the agreement, the minority stockholder surrendered the rights to any dividends from PJKK subsequent to December 31, 1996. The Company reflected the acquisition in full as of the effective date of the agreement which was April 1, 1997, and, as a result, the minority interest was eliminated and the related acquisition obligations as well as resulting goodwill were recorded as of such date.

On March 31, 1998, the Company acquired all of the outstanding common stock of Carl Creative Systems, Inc. (now known as CCS Packard, Inc.) ("CCS"), a developer, manufacturer and distributor of ultra-high throughput liquid handling systems used in the life science, in-vitro diagnostics and pharmaceutical drug discovery markets. The Company issued 544,415 common shares of the Company (valued at $2.792 per share) and paid $6.3 million in cash, including costs incurred in connection with the acquisition. Allocation of the purchase price to the net assets acquired resulted in a charge of $2.68 million for purchased in-process research and development which had not reached technological feasibility and had no probable alternative future uses. The acquisition also resulted in a charge of $1.0 million in 1998 to expense the step-up of inventory to fair value recorded at the date of acquisition. Additional contingent payments, up to a maximum of $18.7 million, may be made through 2002, contingent upon CCS achieving certain post acquisition operating performance levels through December 31, 2001. During the period April 1, 1998 to December 31, 2000, contingent payments totaling $14.8 million have been earned and accrued.

On July 1, 1998, the Company acquired 100% of the outstanding common stock of BioSignal, Inc. ("BioSignal"), a biotechnology company located in Canada. Prior to the acquisition, the Company owned a 19% interest in BioSignal. The Company acquired the remaining 81% ownership interest for approximately $8.6 million in cash and 35,815 shares of the Company's common stock valued at $2.792 per share. In connection with the acquisition, the Company recognized a charge of $3.44 million associated with purchased in-process research and development which had not reached technological feasibility and had no probable future uses. The acquisition also resulted in a charge of $0.5 million in 1998 to expense the step-up of inventory to fair value recorded at the date of acquisition.

In March 2000, the Company acquired a 51% equity interest in Carl Consumable Products, LLC ("CCP") for an initial cash payment of $510,000, with an option to acquire the remaining 49% equity interest for (a) a cash payment of $490,000, plus (b) earn-out payments equal to 25% of the operating profit (as defined in the purchase agreement) of CCP in excess of $530,000 which is generated in each calendar year occurring during the four-year period following exercise of the option. The option is exercisable through March 6, 2002. As of December 31, 2000, the option had not been exercised. The financial results of CCP have been consolidated in the accompanying financial statements due to the

Company's majority equity position as well as the minority holder having no substantive protective or participating rights. CCP is a new company formed to design and manufacture sophisticated pipette tips used in the liquid dispensing process of drug discovery and genomic research.

Effective March 31, 2000, the Company acquired certain net operating assets, primarily intangibles, of Cambridge Imaging Limited ("CIL"). The Company paid $1.25 million initially with additional contingent payments, up to $4.0 million, that may be made through April 2005, subject to the operations achieving certain post-acquisition performance levels through 2004. As of December 31, 2000, no earnouts were accrued or paid. The assets and technology acquired will be used to develop and manufacture biomedical imaging technology and devices.

Effective October 1, 2000, the Company acquired the net operating assets of a division of GSI Lumonics, Inc. ("GSLI") (now operating as a division of Packard BioChip Technologies, LLC, a wholly-owned subsidiary of the Company). The total amount paid consisted of approximately $40 million in cash and 4.5 million shares of Company common stock valued for financial reporting purposes at $65.2 million. GSLI was a leading provider of imaging equipment for biochip and microarray applications. The GSLI acquisition has been accounted for using the purchase method. The goodwill generated by this acquisition was approximately $90.5 million. The acquisition resulted in a charge in October 2000 totaling $12.1 million to write-off the value assigned to acquired in-process research and development which had not yet reached technological feasibility. The value assigned to GSLI's in-process research and development was determined using the percentage-of-completion method applied to revenues and cash flows expected to be generated through 2008 discounted at 20% reflecting the risks inherent in the projects in development. The Company generally expects to introduce these products in 2001 and operating margins contributed by these products are expected to be comparable to current margins for similar products.

All of the above acquisitions have been accounted for using the purchase method of accounting and, accordingly, the purchase prices have been allocated to the assets purchased and the liabilities assumed based upon the estimated fair values at the dates of acquisition. The excess of the purchase prices, in the aggregate, over the fair values of the net assets acquired was approximately $118.2 million (including the earned contingent payments referred to above) and has been reflected as goodwill in the accompanying consolidated balance sheets. As contingent payments are earned, the related goodwill will increase. The goodwill associated with these acquisitions is being amortized on a straight-line basis over 20 years, except for the PJKK acquisition for which the life is 40 years, from the initial acquisition dates. The operating results of all acquisitions have been reflected in the accompanying condensed consolidated statements of income (loss) since their dates of acquisition.

The following unaudited consolidated information is presented on a pro forma basis, as if the GSLI acquisition had occurred as of the beginning of the year presented. In the opinion of management, the pro forma information reflects all adjustments necessary for a fair presentation. The pro forma adjustments include: (1) the removal of the nonrecurring charge taken in connection with the acquisition associated with in-process research and development costs; (2) amortization of goodwill associated with the acquisition; (3) adjustments to reflect additional interest expense relating to the financing of the acquisition; and (4) adjustments to reflect the related income tax effects of the above. The pro forma impact of the CCP and CIL acquisitions is immaterial to the Company's historical actual results of operations and therefore, no pro forma adjustments have been made for such acquisitions.

                                                                                            (IN THOUSANDS, EXCEPT PER
                                                                                                   SHARE AMOUNTS)
                                                                                                    (UNAUDITED)
                                                                                                1999          2000
                                                                                                ----          ----

Revenues ..................................................................................   $ 172,680    $ 178,461
Income from operations ....................................................................      12,944        2,814
Loss from continuing operations before extraordinary items, net ...........................     (10,840)      (7,579)





Net loss ..................................................................................      (3,088)      (3,104)
Basic and diluted loss per share from continuing operations before extraordinary items, net      ($0.22)      ($0.12)
Basic and diluted net loss per share ......................................................      ($0.06)      ($0.05)

In October 2000, the Company acquired an 8% equity interest in Agencourt Bioscience Corporation, a biotechnology company focused on providing nucleic acid purification kits and other assays for the genomics and proteomics marketplaces. The Company paid $1.25 million for this equity interest. The investment is accounted for using the cost method. Three sons of the Company's Senior Vice President are officers of Agencourt.

12.      OTHER COSTS AND PRODUCT SALES

During 1999, the Company modified an existing license agreement and terminated the production of an OEM clinical product. The modification and termination resulted in a $2.7 million charge to cost of sales to expense the remaining deferred licensing fees associated with the modified license ($0.9 million), reserve the value of the estimated excess inventory of the terminated product ($1.6 million) and write-off the net book value of the equipment used to manufacture the terminated product ($0.2 million). The charge associated with the license fee was based upon the estimated future cash flows associated with the underlying products.

13.      OTHER OPERATING EXPENSE (INCOME), NET

Other operating expense (income), net in the accompanying consolidated statements of income (loss) consists of the following (in thousands):

                                                    1998        1999     2000
                                                    ----        ----      ----

Gain on sale of product line .................   $(10,753)     $   --   $     --
Write-off of impaired assets and other charges         --          --      1,881
                                                --------------------------------
                                                 $(10,753)     $   --   $  1,881
                                                ================================


In December 1998, the Company sold Packard's gas generation product line, realizing a pre-tax gain of approximately $10.8 million. In December 2000, the Company recorded a $1.9 million charge to reflect the impact of certain strategic changes. This charge consists of $0.8 million to write-off fixed assets which had become impaired, $0.2 million of severance and lease termination costs and $0.9 million to write-off licenses for technology for which the Company will no longer receive any future benefit. The carrying value of the fixed assets and licenses was written-off since the estimated fair value was zero.

14.      EXTRAORDINARY ITEMS, NET OF INCOME TAXES

In April 2000, the Company utilized $68.2 million of the proceeds from the initial public offering to pay off its remaining term facility and the U.S. dollar denominated balance of its revolving credit facility. In May 2000 and December 2000, the Company repurchased an aggregate of approximately $31.9 million of its Senior Subordinated Notes in the open market at a discount; and in August 2000, the Company amended and restated its revolving credit facility.

The May and December 2000 repurchases of the Senior Subordinated Notes resulted in an aggregate gain of $3.2 million. The Company expensed the remaining unamortized balance of the deferred financing fees associated with the term loan and original revolving credit facility, as well as that portion applicable to the Senior Subordinated Notes that were repurchased. The gain, net of the deferred fees write-off of $2.6 million, are shown as extraordinary items, net of income taxes of $0.2 million, in the consolidated statement of income (loss) for the year ended December 31, 2000.

15.      DISCONTINUED OPERATIONS

On February 27, 2001, the Company sold its Canberra division to COGEMA, S.A. for $170 million. The net proceeds, after estimated income taxes payable and cash expenses directly related to the sale and after repurchases of options held by Canberra employees, were approximately $130 million. The Company used $71 million of the net proceeds to repay the outstanding balance on the Company's credit facility on February 28, 2001. The remainder of the proceeds will be used to fund research and development and for general corporate purposes.

Summary information of the discontinued operations for the years ended December 31, 1998, 1999 and 2000 is as follows (in thousands):

                                                                1998         1999         2000
                                                                ----         ----         ----
Revenues .................................................   $  81,929    $ 106,003    $  94,530
Total costs and expenses .................................     (79,526)     (92,435)     (87,957)
Provision for income taxes ...............................      (1,353)      (5,816)      (2,467)
                                                            --------------------------------------
  Income from discontinued operations, net of income taxes   $   1,050    $   7,752    $   4,106
                                                            ======================================





For purposes of presenting operating results of the Company's continuing operations, all corporate interest expense has been charged, and all corporate interest income has been credited, to continuing operations. Corporate interest expense consists of all interest associated with the Senior Subordinated Notes, the term loan facility and the revolving credit facility. Corporate interest income represents income earned on corporate invested funds. None of this interest expense or income has been allocated to discontinued operations. Discontinued operations include interest expense on local borrowings related to the applicable foreign subsidiaries of $0.1 million, $0.6 million and $0.1 million for the years ended December 31, 1998, 1999 and 2000, respectively.

The benefit from (provision for) income taxes was calculated for the Company, including continuing and discontinued operations. The benefit from (provision for) income taxes related to continuing operations was determined as if it were a stand-alone entity and the difference between such amount and the total benefit from (provision for) income taxes was allocated to discontinued operations.

Results of discontinued operations for 2000 include charges associated with accelerated option vesting and gifted shares of common stock totaling $3.5 million (see Note 5) as well as a restructuring reserve totaling $1.4 million associated with Canberra's Harwell Instruments operations. Results of discontinued operations for 1999 include a charge associated with accelerated option vesting totaling $0.8 million (see Note 5) for Canberra employees and a $1.0 million charge associated with writing off the step-up in inventory acquired in connection with Canberra's April 1, 1999 acquisition of the net operating assets of Tennelec, Inc. Net assets of the discontinued operations consisted of the following (in thousands):

                                    DECEMBER 31,   DECEMBER 31,
                                       1999            2000
                                       ----            ----

Cash .............................   $  3,144        $  2,858
Accounts receivable, net .........     29,188          23,206
Inventories, net .................     15,400          17,915
Accounts payable .................     (6,646)         (3,462)
Accrued liabilities ..............     (9,163)         (8,205)
Other, net .......................       (541)           (444)
                                    -----------------------------
  Net current assets .............     31,382          31,868
                                    -----------------------------
Property, plant and equipment, net     16,870          19,157
Goodwill, net ....................     22,064          21,260
Noncurrent liabilities ...........       (616)         (1,385)
Minority interest ................     (2,301)         (2,492)
Other, net .......................        411             169
                                    -----------------------------
  Net noncurrent assets ..........   $ 36,428        $ 36,709
                                    =============================

In December 2000, the Company's board of directors approved a modification to the Company's existing employee stock option plans extending the period Canberra employees have to exercise their outstanding stock options from 30 to 90 days immediately following the closing of the sale. This modification generates a new measurement date and a compensation charge for all outstanding options for Canberra employees when the employees separated from the Company on February 27, 2001. The charge is based on the difference between the closing price of the Company's common stock on the date that the board of directors approved the modification and the exercise prices of the outstanding Canberra employee options as of February 27, 2001 and is reduced by compensation expense previously recognized on such options. The non-cash charge of $9.9 million will be reflected as a component of the net gain on disposal of discontinued operations in the first quarter of 2001.

In February 2001, the Company's board of directors approved the repurchase of the outstanding Canberra employee options. Subsequently, the Canberra options were repurchased for an aggregate value of approximately $9.5 million. As such, in accordance with the cash settlement provisions of APB 25, additional compensation expense of approximately $300,000 will be recorded in the first quarter of 2001. This amount is based on the cash paid to the employees to settle the options and the number of options settled, less the intrinsic value previously recognized as compensation expense related to these employee's options.

Cash flow information associated with discontinued operations in the accompanying consolidated statements of cash flows is as follows (in thousands):





                                                                          FOR THE YEAR ENDING DECEMBER 31,
                                                                            1998        1999        2000
                                                                            ----        ----        ----

Operating Activities:
Income from discontinued operations, net ..............................   $  1,050    $  7,752    $  4,106
Depreciation and amortization .........................................      2,576       2,733       3,100
Amortization of acquired inventory step-up ............................         --       1,000          --
Non-cash stock compensation ...........................................         --         790       3,549
Minority interest in income (loss) of subsidiary ......................       (164)       (254)        326
Deferred income taxes, net ............................................       (675)        534       2,958
Gain on sale of property ..............................................       (639)         --          --
Changes in assets and liabilities, excluding the effect of acquisitions      5,008      (6,925)     (1,277)
                                                                         -----------------------------------
Net Cash Provided by Operating Activities .............................   $  7,156    $  5,630    $ 12,762
                                                                         ===================================
Investing Activities:
Acquisition of business, net of acquired cash .........................   $   (900)   $(23,993)   $ (1,163)
Capital expenditures ..................................................     (1,224)     (4,024)     (2,475)
                                                                         -----------------------------------
Net Cash Used by Investing Activities .................................   $ (2,124)   $(28,017)   $ (3,638)
                                                                         ===================================

16.      REGISTRATION STATEMENT

In February 2001, the Company filed a registration statement on Form S-1 for the sale by certain selling stockholders and the Company of 10,000,000 shares of the Company's common stock. In April 2001, the Company and the selling stockholders withdrew the registration statement due to unfavorable market conditions.

17.      QUARTERLY FINANCIAL DATA (UNAUDITED)

Summarized quarterly financial data for 1999 and 2000 are as follows (in thousands, except per share information):

                                                                             FIRST     SECOND       THIRD       FOURTH
                                                                            QUARTER    QUARTER     QUARTER     QUARTER
                                                                            -------    -------     -------     -------
                              1999

Revenues ...............................................................   $ 38,162    $ 37,327    $ 36,871    $ 46,530
Gross profit ...........................................................   $ 20,747    $ 19,631    $ 18,061    $ 22,141
Income (loss) from continuing operations before extraordinary items, net   $    810     ($1,207)    ($3,744)    ($3,809)
Basic and diluted loss per share from continuing operations ............   $   0.02      ($0.03)     ($0.08)     ($0.08)


                              2000

                              ----


Revenues ...............................................................   $ 39,845    $ 38,571    $ 37,030    $ 49,929
Gross profit ...........................................................   $ 22,474    $ 22,094    $ 19,690    $ 27,478
Loss from continuing operations before extraordinary items, net ........    ($3,838)      ($467)    ($1,531)    ($5,007)
Basic and diluted loss per share from continuing operations ............     ($0.08)     ($0.01)     ($0.02)     ($0.08)




The fourth quarter of 1999 includes:

- charges of $2.7 million associated with the termination of a product line and the modification of a license (see Note 12), and

- a stock compensation charge of $1.0 million (see Note 5).

The first quarter of 2000 includes a stock compensation charge of $4.7 million (see Note 5). The fourth quarter of 2000 includes:

- a charge of $12.1 million to write-off purchased in-process research and development (see Note 11),

- a $1.9 million charge primarily to write-off long-lived assets which had become impaired (see Note 13), and

- the operating results of GSLI.

18.      MERGER AGREEMENT

On July 16, 2001, the Company and PerkinElmer, Inc. announced that they had entered into an agreement and plan of merger, dated as of July 13, 2001. The transaction is valued at approximately $650 million, including net indebtedness, and is structured as a tax-free, all-stock merger. If the merger is completed, the Company will become a wholly-owned subsidiary of PerkinElmer, and holders of the Company's common stock will be entitled to receive 0.311 of a PerkinElmer share for each of their shares of the Company's common stock. The merger, which is subject to customary closing conditions and regulatory approvals, as well as the approval of both companies' shareholders is expected to close during the fourth quarter of 2001. In connection with the merger, some of the Company's stockholders that represent in the aggregate a majority of the Company's outstanding shares have also entered into a stockholder's and voting agreements with PerkinElmer.

                   PACKARD BIOSCIENCE COMPANY AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                 AS OF SEPTEMBER 30, 2001 and DECEMBER 31, 2000
                                 (In thousands)

ASSETS                                                           September 30, 2001      December 31, 2000

CURRENT ASSETS:
      Cash and cash equivalents                                        $69,681               $ 13,294
      Accounts receivable, net                                          45,218                 32,578
      Inventories, net                                                  30,048                 22,129
      Deferred income taxes                                              4,036                 15,089
      Net current assets of discontinued operations                         --                 31,868
      Other current assets                                               5,694                  6,700
                                                                       -------                -------
                 Total current assets                                  154,677                121,658
                                                                       -------                -------
PROPERTY, PLANT AND EQUIPMENT, at cost                                  36,065                 27,560
      Less:  Accumulated depreciation                                  (15,879)               (13,208)
                                                                       -------                -------
                                                                        20,186                 14,352
                                                                       -------                -------
OTHER ASSETS:
      Goodwill, net                                                    114,396                115,010
      Deferred financing costs, net                                      3,305                  4,196
      Net noncurrent assets of discontinued operations                      --                 36,709
      Deferred income taxes                                              4,481                  3,828
      Other                                                             14,955                 10,339
                                                                       -------                -------
                                                                       137,137                170,082
                                                                       -------                -------
TOTAL ASSETS                                                         $ 312,000              $ 306,092
                                                                       =======                =======
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
      Notes payable                                                     $  164                $ 1,884
      Current portion of long-term obligations                              43                  1,183
      Accounts payable and accrued liabilities                          28,984                 36,125
      Income taxes payable                                              10,175                  1,622
      Deferred income                                                   12,445                  9,485
                                                                       -------                -------
                 Total current liabilities                              51,811                 50,299
                                                                       -------                -------
LONG-TERM OBLIGATIONS, net of current portion                          118,225                 169,34
OTHER NONCURRENT LIABILITIES                                             3,050                  3,176

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY (Note 3):
       Common stock                                                        164                    164
       Paid-in capital                                                 172,594                168,562
       Retained earnings (accumulated deficit)                          29,058                (22,469)
       Accumulated other comprehensive income
       (cumulative translation adjustment)                              (2,143)                    65
                                                                       -------                -------
                                                                       199,673                146,322
       Less: Treasury stock, at cost                                   (60,305)               (62,718)
             Deferred compensation                                        (454)                  (331)
                                                                       -------                -------
                 Total stockholders' equity                            138,914                 83,273
                                                                       -------                -------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                           $ 312,000              $ 306,092
                                                                       =======                =======

   The accompanying notes are an integral part of these condensed consolidated financial statements.

                   PACKARD BIOSCIENCE COMPANY AND SUBSIDIARIES
               CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
         FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000
                    (In thousands, except per share amounts)

                                                                   Three Months Ended                Nine Months Ended
                                                                     September 30,                     September 30,
                                                                 2001             2000             2001               2000

REVENUES                                                       $49,783          $37,030         $150,232           $115,446

COST OF SALES                                                   22,014           16,869           66,625             50,738
                                                               -------          -------          -------           --------

GROSS PROFIT                                                    27,769           20,161           83,607             64,708

RESEARCH AND DEVELOPMENT EXPENSES                                6,939            6,674           22,400             19,950

SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES (Notes 6 and 9)                                      15,823           11,735           44,762             38,583

GOODWILL AMORTIZATION                                            1,500              247           4,439                 745
                                                               -------          -------          -------           --------

INCOME FROM OPERATIONS                                           3,507            1,505           12,006              5,430

INTEREST EXPENSE, NET                                          (2,413)          (3,715)          (8,433)           (13,716)
                                                               -------          -------          -------           --------

INCOME (LOSS) FROM CONTINUING
  OPERATIONS BEFORE INCOME TAXES                                 1,094          (2,210)            3,573            (8,286)

(PROVISION FOR) BENEFIT FROM
  INCOME TAXES                                                   (340)              774          (1,108)              2,900
                                                               -------          -------          -------           --------

INCOME (LOSS) FROM CONTINUING
 OPERATIONS BEFORE EXTRAORDINARY ITEMS                             754          (1,436)            2,465            (5,386)

INCOME  FROM DISCONTINUED OPERATIONS
  NET OF INCOME TAXES (Note 7)                                      --            1,780            1,172                954

GAIN ON SALE OF DISCONTINUED
  OPERATIONS, NET OF INCOME TAXES (Note 7)                          --               --           47,893                 --

EXTRAORDINARY ITEMS, NET OF INCOME
  TAXES (Note 8)                                                    --            (615)               --               (48)
                                                               -------          -------          -------           --------

NET INCOME (LOSS)                                               $  754          $ (271)         $ 51,530          $ (4,480)
                                                               =======          =======         ========          =========
BASIC PER SHARE INFORMATION:
  Income (loss) from continuing operations, net                 $ 0.01         $ (0.02)            $0.03           $ (0.10)
  Income from discontinued operations, net                          --             0.03             0.02               0.02
  Gain on sale of discontinued operations, net                      --               --             0.70                 --
  Extraordinary items, net                                          --           (0.01)               --               0.00
                                                               -------          -------          -------           --------
  Net income (loss)                                              $0.01           $ 0.00            $0.75            $(0.08)
                                                               =======          =======          =======           ========

DILUTED PER SHARE INFORMATION:
  Income (loss) from continuing operations, net                 $ 0.01         $ (0.02)            $0.03           $ (0.10)
  Income from discontinued operations, net                          --             0.03             0.02               0.02
  Gain on sale of discontinued operations, net                      --               --             0.68                 --
  Extraordinary items, net                                          --           (0.01)               --               0.00
                                                               -------          -------          -------           --------
  Net income (loss)                                              $0.01           $ 0.00            $0.73            $(0.08)
                                                                 =====           ======             =====           =======

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                   PACKARD BIOSCIENCE COMPANY AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000
                                 (In thousands)

                                                                              For the Nine Months Ended
                                                                                    September 30,
                                                                              2001              2000
                                                                              ----              ----
OPERATING ACTIVITIES:
       Net income (loss)                                                       $51,530         ($4,479)
       Income from discontinued operations, net                                (1,172)            (954)
       Gain on sale of discontinued operations, net                           (47,893)               --
                                                                              --------         --------
           Income (loss) from continuing operations                              2,465          (5,433)
       Adjustments to reconcile income (loss) from continuing
         operations to net cash used for operating
         activities:
           Non-cash stock compensation charges (Note 6)                             --            4,724
           Non-cash deferred financing costs write-off (Note 8)                     --            2,383
           Amortization of acquired inventory step-up (Note 4)                     350               --
           Depreciation and amortization of intangibles                          8,745            5,287
           Amortization of deferred financing costs                                535            1,010
           Other, net                                                            (191)              (5)
           Changes in operating assets and liabilities                        (23,787)         (15,562)
                                                                              --------         --------
               Net cash used for operating activities                         (11,883)          (7,596)
                                                                              --------         --------

INVESTING ACTIVITIES:
        Acquisitions of businesses, net of cash acquired                       (9,448)          (6,947)
        Net proceeds from sale of discontinued operations,
          excluding cash sold                                                  150,974               --
        Capital expenditures, net                                             (12,283)          (4,555)
        Product lines, patent rights and licenses acquired                       (500)            (794)
                                                                              --------         --------
            Net cash provided by (used for) investing activities               128,743         (12,296)
                                                                              --------         --------

FINANCING ACTIVITIES:
        Borrowings under long-term obligations                                  45,011           74,315
        Repayments of long-term obligations                                   (98,932)         119,799)
        Purchase of treasury stock                                            (12,373)            (124)
        Proceeds from exercise of stock options                                  8,039            4,969
        Proceeds from sale of common stock, net of expenses                         --          110,292
                                                                              --------         --------
            Net cash (used for) provided by financing activities              (58,255)           69,653
                                                                              --------         --------

EFFECT OF EXCHANGE RATE CHANGES ON CASH                                        (2,218)          (1,365)
                                                                              --------         --------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                       56,387           48,396
CASH AND CASH EQUIVALENTS, beginning of period                                  13,294            4,432
                                                                              --------         --------

CASH AND CASH EQUIVALENTS, end of period                                       $69,681          $52,828
                                                                              ========         ========


  The accompanying notes are an integral part of these condensed consolidated financial statements.

                   PACKARD BIOSCIENCE COMPANY AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The condensed consolidated financial statements and related notes included herein have been prepared by Packard BioScience Company (the "Company") without audit, except for the December 31, 2000, condensed consolidated balance sheet which was derived from the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 2000 (the "Company's 2000 Form 10-K"), pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures which normally accompany financial statements prepared in accordance with accounting principles generally accepted in the United States have been omitted from the accompanying condensed consolidated financial statements, as permitted by the Securities and Exchange Commission's rules and regulations. The Company believes that the accompanying disclosures and notes are adequate to make the financial statements not misleading. Such financial statements reflect all adjustments which are normal and recurring and, in the opinion of management, necessary for a fair presentation of the results of operations and financial position of the Company for the periods reported herein. These financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's 2000 Form 10-K.


Note 1. Basis of Presentation and Significant Accounting Policies:

General -

The accompanying financial statements have been prepared in accordance with the accounting policies described in Note 1 to the consolidated financial statements included in the Company's 2000 Form 10-K. The Company's practices of recognizing assets, liabilities, revenues, expenses and other transactions which impact the accompanying financial information are consistent with such note.

On July 13, 2001, the Company entered into an agreement and plan of merger with PerkinElmer, Inc. (see Note 10). The accompanying condensed consolidated financial statements do not reflect any effects of this agreement except for costs incurred of $0.3 million in the third quarter.

On February 27, 2001, the Company sold its Canberra division (see Note 7). The gain on the sale, net of related expenses and income taxes, was $47.9 million and is reflected in the accompanying financial statements. The amounts below relate only to the Company's continuing operations unless otherwise noted.

New Accounting Standards -

In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"), which establishes the accounting and reporting standards for derivative instruments and for hedging activities. The Company purchases forward contracts to cover foreign exchange fluctuation risks on intercompany sales to certain of its foreign operations which are not designated as hedging instruments under SFAS No. 133, as amended. Effective January 1, 2001, the Company reflects such forward contracts in its consolidated financial statements at their current market values based upon the actual exchange rates in effect as compared to the forward contracted rates. Resulting gains and losses are reflected in the Company's condensed consolidated statements of income (loss). The effect of adopting this statement of $0.2 million as of January 1, 2001, is included in cost of sales. The cumulative effect of adopting SFAS No. 133 has not been classified separately since the amount is not material.

In July 2001, the FASB issued SFAS No. 141, "Business Combinations" ("SFAS No. 141") which will eliminate the pooling of interest method of accounting for acquisitions. SFAS No. 141 is effective for all acquisitions initiated after June 30, 2001.

In July 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." Upon the adoption of SFAS No. 142, goodwill is no longer subject to amortization over its estimated useful life. Instead, SFAS No. 142 requires that goodwill be evaluated at least annually for impairment by applying a fair-value-based test and, if impairment occurs, the amount of impaired goodwill must be written off immediately. SFAS No. 142 will become effective January 1, 2002 for the Company. Upon the adoption of SFAS No. 142, the Company will no longer record amortization of goodwill. During the three and nine months ended September 30, 2001, the Company recorded $1.5 million and $4.4 million, respectively, of amortization related to goodwill. The Company is required to apply the initial fair value test by June 30, 2002.

In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 modifies the existing rules pertaining to accounting for the impairment of long-lived assets. The new rules are effective January 1, 2002 for the Company. The Company currently does not believe that this new standard will have a material effect on the Company's operating results or financial position.


Note 2. Inventories:

Inventories consisted of the following at September 30, 2001, and December 31, 2000 (in thousands):

                                           September 30,      December 31,
                                                2001               2000
                                           -------------      ------------
         Raw materials and parts               $15,375           $11,330
         Work in process                           530             1,022
         Finished goods                         17,265            12,427
                                               -------           -------
                                                33,170            24,779
         Excess and obsolete reserves          (3,122)           (2,650)
                                               -------           -------
                                               $30,048           $22,129
                                               =======           =======


Note 3. Stockholders' Equity:

Below is a summary of the changes in selected components of stockholders' equity for the nine months ended September 30, 2001 (in thousands):

                                                   Paid-In          Treasury
                                                   Capital            Stock
                                                  --------          --------
         Balance, December 31, 2000               $168,562          $(62,718)
         Compensation expense recognized in
            connection with stock option
            modifications                           10,091                --
         Purchases of treasury stock                    --           (12,373)
         Sale of treasury stock                         90               204
         Exercises of stock options                 (6,117)           14,096
         Restricted stock grants, net of
            forfeitures and amortization              (32)               486
                                                  --------          --------
         Balance, September 30, 2001              $172,594          $(60,305)
                                                  ========          ========


In December 2000, the Company's board of directors approved a modification to the Company's existing employee stock option plans extending the period Canberra employees had to exercise their outstanding stock options from 30 to 90 days immediately following the closing of the sale. This modification generated a new measurement date and a compensation charge for all outstanding options for Canberra employees when the employees separated from the Company on February 27, 2001. The charge is based on the difference between the closing price of the Company's common stock on the date that the board of directors approved the modification and the exercise prices of the outstanding Canberra employee options as of February 27, 2001, and is reduced by compensation expense previously recognized on such options.

In connection with this modification, Canberra optionholders elected to exercise their options resulting in the Company issuing 1,271,650 shares of common stock out of treasury stock at an average price of $4.37 per share. In lieu of a cash payment of the exercise price and related taxes, the optionholders elected to sell back 630,660 shares of common stock to the Company at a fair value of $10.75 per share, which was recorded as an increase in treasury stock. Lastly, on the same date, an additional 520,018 shares of common stock were sold back to the Company and accounted for as an increase in treasury stock at a fair value of $10.75 per share.


Note 4. Acquisitions:

In March 2000, the Company acquired a 51% equity interest in Carl Consumable Products, LLC ("CCP") for an initial cash payment of $510,000, with an option to acquire the remaining 49% equity interest for (a) a cash payment of $490,000, plus (b) earn-out payments equal to 25% of the operating profit (as defined in the purchase agreement) of CCP in excess of $530,000 which is generated in each calendar year occurring during the four-year period following exercise of the option (unless the option is exercised prior to March 6, 2001, in which case the applicable earn-out percentage will be increased from 25% to 35%). As of September 30, 2001, the option had not been exercised. CCP designs and manufactures sophisticated pipettes used in the liquid dispensing process of drug discovery and genomics research.

In April 2000, the Company acquired certain net operating assets, primarily intangibles, of Cambridge Imaging Limited ("CIL"), effective March 31, 2000. The Company paid $1.25 million initially with additional contingent payments, up to $4.0 million, that may be made through April 2005, subject to the operations achieving certain post-acquisition performance levels through calendar year 2004. As of September 30, 2001, $500,000 of contingent earn-out payments had been earned and paid.. The assets and technology acquired are used to develop and manufacture biomedical imaging technology and devices.

Effective October 1, 2000, the Company acquired the net operating assets of a division of GSI Lumonics, Inc. ("GSLI") (now operating as a division of Packard BioChip Technologies, LLC, a wholly-owned subsidiary of the Company). The total amount paid consisted of approximately $40 million in cash and 4.5 million shares of Company common stock valued for financial reporting purposes at $65.2 million. GSLI is a leading provider of imaging equipment for biochip and microarray applications.

Effective May 1, 2001, the Company purchased 100% of the outstanding common stock of Canberra-Packard Canada Ltd. ("C-P Canada"). C-P Canada, located in Ontario, Canada, has operated as a distributor of the Company's products. The Company paid approximately $2.5 million, including related fees, and assumed approximately $0.9 million of indebtedness in connection with the acquisition. Additional contingent payments, up to $1.9 million, may be made through May 2004, subject to the operations achieving certain post-acquisition performance levels through that date. As of September 30, 2001, no contingent payments had been earned or accrued. The acquisition resulted in a charge of $0.4 million in the second quarter of 2001 to expense the step-up of inventory to fair value recorded at the acquisition date.

All of the above acquisitions have been accounted for using the purchase method of accounting and, accordingly, the purchase prices have been allocated to the assets purchased and the liabilities assumed based upon the estimated fair values at the dates of acquisition. The excess of the purchase prices over the fair values of the net assets acquired has been reflected as goodwill in the accompanying condensed consolidated balance sheets. As contingent payments are earned, the related goodwill will increase. The operating results of all acquisitions have been reflected in the accompanying condensed consolidated statements of income (loss) since their dates of acquisition.

The following unaudited consolidated information is presented on a pro forma basis, as if the GSLI and C-P Canada acquisitions had occurred as of January 1, 2000. In the opinion of management, the pro forma information reflects all adjustments necessary for a fair presentation. The pro forma adjustments include: (1) amortization of goodwill associated with the acquisitions; (2) adjustments to reflect additional interest expense relating to the financing of the GSLI and C-P Canada acquisitions; (3) removal of the nonrecurring charge taken in connection with the C-P Canada acquisition to expense the step-up of inventory to fair value recorded at the acquisition date; and (4) adjustments to reflect the related income tax effects of the above. The pro forma impact of the CCP and CIL acquisitions is immaterial to the Company's historical actual results of operations and therefore, no pro forma adjustments have been made for such acquisitions.

                     (In thousands, except per share amount)

                                                      Three Months Ended         Nine Months Ended
                                                         September 30,             September 30,
                                                      2001         2000          2001        2000
                                                   ---------    ---------     ---------    ---------

Revenues                                           $  49,783    $  43,140     $ 151,172    $ 130,788
Income (loss) from operations                          3,507         (803)       12,348          331
Income (loss) from continuing operations before
    extraordinary items, net                             754       (3,392)        2,702      (10,065)
Basic income (loss) per share from continuing
    operations before extraordinary items, net     $    0.01    $   (0.05)    $    0.04    $   (0.17)


Note 5. Earnings Per Share:

Basic earnings per share is computed based upon the weighted average shares outstanding during each of the periods presented. Diluted earnings per share is computed based upon the weighted average shares outstanding during each of the periods presented, including the impact of outstanding options, determined under the treasury stock method, to the extent their inclusion is dilutive. Basic and diluted weighted average shares outstanding during the three and nine months ended September 30, 2001 and 2000, are as follows (in thousands):

                                                  Three Months         Nine Months
                                                     Ended               Ended
                                                  September 30,       September 30,
                                                 2001      2000      2001      2000
                                                ------    ------    ------    ------

Basic weighted average shares outstanding       69,074    62,118    68,425    55,785
Dilutive effect of outstanding stock options     1,848        --     2,199        --
                                                ------    ------    ------    ------
Diluted weighted average shares outstanding     70,922    62,118    70,624    55,785
                                                ======    ======    ======    ======


For the three and nine months ended September 30, 2000, 4,140 and 4,405, respectively, common stock equivalents were excluded from diluted weighted average shares outstanding as their effect was antidilutive.


Note 6. Stock Compensation Charges:

In December 1999, the Company granted options to employees which, in accordance with financial reporting guidelines, required the Company to recognize compensation expense over the vesting period of such options. On March 20, 2000, the Company's Board of Directors approved the acceleration of the vesting of all outstanding unvested stock options, making them 100% vested, effective March 17, 2000. This resulted in the recognition of a non-cash compensation charge of $4.1 million during the three months ended March 31, 2000, associated with the options granted in December 1999.

In March 2000, certain members of the Company's management transferred by gift shares of their own Company common stock to substantially all of the Company's employees who did not own shares or options to purchase shares of the Company's common stock on the date of the gifting. This resulted in a non-cash compensation charge of $0.6 million during the three months ended March 31, 2000.

Both of the charges discussed above are included in selling, general and administrative expenses in the accompanying condensed consolidated statements of income (loss).

Note 7. Discontinued Operations:

On February 27, 2001, the Company sold its Canberra operating segment for $180.5 million, including a final net asset adjustment. Amounts previously reported for Canberra have been reclassified and presented as discontinued operations in the accompanying condensed consolidated financial statements. Summary information of the discontinued operations is as follows (in thousands):

                                          Period from
                                           January 1,    Three Months     Nine Months
                                            2001 to         Ended            Ended
                                          February 27,   September 30,   September 30,
                                             2001            2000            2000
                                          ------------   -------------   -------------
Revenues                                   $ 14,746         $ 23,278         $ 67,817

Total costs and expenses                    (13,204)         (20,453)         (66,227)

Provision for from income taxes                (370)          (1,045)            (636)
                                           --------         --------         --------
Income from discontinued operations        $  1,172         $  1,780         $    954
                                           ========         ========         ========


For purposes of presenting operating results of the Company's continuing operations, all corporate interest expense and interest income has been charged or credited to continuing operations. Corporate interest expense consists of all interest associated with the subordinated notes, term loan facility and revolving credit facility. Corporate interest income represents income earned on corporate invested funds. None of this interest expense or income has been allocated to discontinued operations. Discontinued operations includes interest expense on local borrowings related to the applicable foreign subsidiaries.


Note 8. Extraordinary Items:

In April 2000, the Company utilized $68.2 million of the proceeds received from its initial public offering to pay off the outstanding balance on its term loan facility and the U.S. dollar denominated balance on its revolving credit facility. In May 2000, the Company repurchased approximately $22.5 million of its senior subordinated notes in the open market at a discount. In August 2000, the Company amended and restated its revolving credit agreement.

The senior subordinated notes were repurchased at a discount resulting in a gain of $2.3 million. The Company expensed the remaining unamortized balance of deferred financing fees (totaling $2.4 million) associated with the term loan and original revolving credit agreement, as well as that portion applicable to the senior subordinated notes that were repurchased. The gain, net of the deferred fees write-off, is reflected as an extraordinary item, net of income taxes, in the accompanying condensed consolidated statements of income (loss).


Note 9. Registration Statement:

In February 2001, the Company filed a registration statement on Form S-1 for the sale by certain selling stockholders and the Company of 10,000,000 shares of the Company's common stock. In April 2001, the Company withdrew the registration statement due to unfavorable market conditions. As a result, in the second quarter, the Company wrote-off costs previously deferred related to the registration statement totaling approximately $0.7 million. These costs are included in selling, general and administrative expenses in the accompanying condensed consolidated statements of income (loss).

Note 10. Merger Agreement:

On July 13, 2001, the Company and PerkinElmer, Inc. entered into an agreement and plan of merger. The transaction, which was completed on November 13, 2001, was structured to be a tax-free, all-stock merger. Upon completion, the Company has become a wholly-owned subsidiary of PerkinElmer, Inc., and holders of the Company's common stock are now entitled to receive 0.311 of a share of PerkinElmer, Inc. common stock for each of their shares of the Company's common stock.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

      The accompanying unaudited pro forma combined financial information reflects PerkinElmer's acquisition of Packard BioScience pursuant to an agreement and plan of merger dated as of July 13, 2001. Packard BioScience is a global developer, manufacturer and marketer of instruments and related consumables and services for use in drug discovery and other life sciences research, such as basic human disease research and biotechnology. The accompanying unaudited pro forma combined financial information also reflects the annual results of operations of NEN, which PerkinElmer acquired in fiscal year 2000, and GSLI, which Packard BioScience acquired in fiscal year 2000, for the year ended December 31, 2000.

      In accordance with recently issued Statement of Financial Accounting Standards No. 141, Business Combinations, and Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, PerkinElmer will use the purchase method of accounting for a business combination to account for the merger as well as the new accounting and reporting regulations for goodwill and other intangibles. Under these methods of accounting, the assets and liabilities of Packard BioScience, including all intangible assets, will be recorded at their respective fair values. All intangible assets will be amortized over their estimated useful lives with the exception of goodwill and any other intangibles with indefinite lives. The financial position, results of operations and cash flows of Packard BioScience will be included in PerkinElmer's financials prospectively as of the completion of the merger.

      The following unaudited pro forma combined financial information gives effect to the acquisitions of Packard BioScience and NEN as of the beginning of the periods presented and should be read in conjunction with the historical financial statements and related notes thereto for PerkinElmer, Packard BioScience and NEN. The financial statements required to be filed with the Securities and Exchange Commission for the NEN acquisition were included as exhibits in a separate Report on Form 8-K, filed by PerkinElmer on August 1, 2000. The unaudited pro forma combined financial information for the fiscal year ended December 31, 2000, as reclassified in PerkinElmer's Current Report on Form 8-K filed on November 13, 2001, and the nine-month period ended September 30, 2001, gives effect to the acquisitions as if they were completed as of January 3, 2000, and combine PerkinElmer, Packard BioScience and NEN's historical statements of operations for each respective period as necessary. The unaudited pro forma combined financial information for the fiscal year ended December 31, 2000 excludes an acquisition-related charge of $24.3 million for acquired in-process research and development related to NEN. Additionally, this pro forma financial information excludes an estimated acquisition-related charge of $69.0 million for acquired in-process research and development related to the acquisition of Packard BioScience. PerkinElmer has not yet finalized an appraisal of the Packard BioScience in-process research and development and accordingly, the final amount may differ from this estimate.

      The unaudited pro forma combined financial information for the fiscal year ended December 31, 2000 includes columns representing: (1) PerkinElmer's historical results as adjusted for the planned divestiture of its Security and Detection Systems business and Fluid Sciences segment for the twelve months then ended, (2) NEN's historical results for the period from January 1 through July 31, 2000, the date of the NEN acquisition by PerkinElmer, (3) GSI Lumonics, Inc.'s historical results for the period from January 1 through September 30, 2000, the date of the GSLI acquisition by Packard BioScience, and (4) Packard BioScience's historical results for the fiscal twelve months ended December 31, 2000.

      The unaudited pro forma combined financial information for the nine months ended September 30, 2001 includes columns representing PerkinElmer's historical results as adjusted for the planned divestiture of its Security and Detection Systems business and Fluid Sciences segment for the nine months then ended and the incorporation of Packard BioScience's historical results for the period from January 1, 2001 through September 30, 2001.

      The unaudited pro forma combined balance sheet as of September 30, 2001 includes the historical balance sheet of PerkinElmer as adjusted for the planned divestiture of its Security and Detection Systems business and Fluid Sciences segment as of September 30, 2001 and gives effect to the acquisition of Packard BioScience as if it occurred on September 30, 2001.

        The unaudited pro forma combined financial information is provided for informational purposes only and is not necessarily indicative of PerkinElmer's operating results that would have occurred had the acquisitions been consummated on the dates, or at the beginning of the period, for which the consummation of the acquisitions is being given effect, nor is it necessarily indicative of PerkinElmer's future operating results. The unaudited pro forma adjustments do not reflect any operating efficiencies and cost savings that PerkinElmer believes are achievable.

      The unaudited pro forma combined financial information has been prepared using the purchase method of accounting, whereby the total cost of the acquisitions has been allocated to the tangible and intangible assets acquired and liabilities assumed based on their respective fair values at the effective date of each acquisition. For the Packard BioScience acquisition, such allocations will be based on studies and independent valuations, which are currently being finalized. Accordingly, the allocations reflected in the unaudited pro forma combined financial information are preliminary and subject to revision.

                                   PERKINELMER

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                   FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                           NEN
                                                       HISTORICAL                                            PACKARD
                                                          FROM                                              BIOSCIENCE
                                                        JANUARY 1,                           PRO FORMA      HISTORICAL
                                                           2000                             PERKINELMER       PERIOD
                                      PERKINELMER           TO                                 BEFORE          ENDED
                                      HISTORICAL         JULY 31,       PRO FORMA             PACKARD       DECEMBER 31,
                                      FISCAL 2000          2000        ADJUSTMENTS           BIOSCIENCE        2000
                                      -----------      -----------     -----------          -----------     ------------
Continuing Operations:
Sales ............................    $ 1,335,532        $ 69,844       $      --           $ 1,405,376      $ 165,375
Cost of sales ....................        756,890          31,051             137(C)            788,078         73,639
                                      -----------        --------       ---------           -----------      ---------
    Gross margin .................        578,642          38,793            (137)              617,298         91,736
                                      -----------        --------       ---------           -----------      ---------
Research and
    development
    expenses .....................         76,920           5,409              --                82,329         28,358
Selling, general and
    administrative ...............        375,942          24,165           8,599(B)(C)         408,706         53,229
Restructuring charges, net .......          3,900              --              --                 3,900
In-process research and
    development charge ...........         24,300           1,010         (25,310)(G)                --         12,100
Write-off of impaired
    assets and other
    charges ......................             --              --              --                    --          1,881
Gains on disposition .............        (35,089)             --              --               (35,089)            --
                                      -----------        --------       ---------           -----------      ---------
    Operating income (loss)
    from continuing
    operations ...................        132,669           8,209          16,574               157,452         (3,832)
Loss on Warrants .................             --         (12,661)         12,661(E)                 --
Other income (expenses) ..........        (33,692)         (3,235)        (10,450)(D)           (47,377)       (17,802)
                                      -----------        --------       ---------           -----------      ---------
    Income (loss) from
    continuing operations
    before income taxes ..........         98,977          (7,687)         18,785               110,075        (21,634)
Provision (benefit) for
    income taxes .................         39,699          (2,738)            738(J)             37,699        (10,791)
                                      -----------        --------       ---------           -----------      ---------
    Income (loss) from
    continuing operations ........    $    59,278        $ (4,949)         18,047           $    72,376      $ (10,843)
                                      -----------        --------       ---------           -----------      ---------
Basic earning per share
    from continuing operations ...    $      0.60
Diluted earnings per share
    from continuing operations ...    $      0.58
Weighted average shares of
    common stock outstanding
    Basic ........................         98,212
    Diluted ......................        102,278

                                          GSLI
                                       HISTORICAL
                                          FROM
                                        JANUARY 1,                                                               PRO FORMA
                                          2000                                                                  PERKINELMER
                                           TO                             PRO FORMA                                AFTER
                                      SEPTEMBER 30,      PRO FORMA         PACKARD        PRO FORMA               PACKARD
                                          2000          ADJUSTMENTS      BIOSCIENCE      ADJUSTMENTS             BIOSCIENCE
                                      -------------     -----------      ----------      -----------            -----------
Continuing Operations:
Sales ............................       $ 13,086       $     --          $ 178,461      $      --              $ 1,583,837
Cost of sales ....................          7,493             --             81,132         17,234(A)(B)(C)         886,444
                                         --------       --------          ---------      ---------              -----------
    Gross margin .................          5,593             --             97,329        (17,234)                 697,393
                                         --------       --------          ---------      ---------              -----------
Research and
    development
    expenses .....................          3,869             --             32,227             --                  114,556
Selling, general and
    administrative ...............          3,908          3,394(B)          60,531          3,591(B)(C)            472,828
Restructuring charges, net .......             --             --                 --             --                    3,900
In-process research and
    development charge ...........             --        (12,100)(G)             --             --                       --
Write-off of impaired
    assets and other
    charges ......................             --             --              1,881             --                    1,881
Gains on disposition .............             --             --                 --             --                  (35,089)
                                         --------       --------          ---------      ---------              -----------
Operating income (loss)
    from continuing
    operations ...................         (2,184)         8,706              2,690        (20,825)                 139,317
Loss on Warrants .................                                                                                       --
Other income (expenses) ..........             --         (2,100)(D)        (19,902)            --                  (67,279)
                                         --------       --------          ---------      ---------              -----------
Income (loss) from
    continuing operations
    before income taxes ..........         (2,184)         6,606            (17,212)       (20,825)                  72,038
Provision (benefit) for
    income taxes .................             --             --(J)         (10,791)        (7,901)(J)               19,007
                                         --------       --------          ---------      ---------              -----------
Income (loss) from
    continuing operations ........       $ (2,184)      $  6,606          $ (6,421)      $ (12,924)                $ 53,031
                                         --------       --------          ---------      ---------              -----------
Basic earning per share
    from continuing operations ...                                                                                 $   0.44
Diluted earnings per share
    from continuing operations ...                                                                                 $   0.42
Weighted average shares of
    common stock outstanding
    Basic ........................                                                          21,702(K)               119,914
    Diluted ......................                                                          22,955(K)               125,233

     The accompanying unaudited notes are an integral part of this pro forma combined financial information.

                                   PERKINELMER

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                          PACKARD
                                                                        BIOSCIENCE
                                                   PERKINELMER          HISTORICAL
                                                   HISTORICAL           NINE MONTHS
                                                   NINE MONTHS             ENDED
                                               ENDED SEPTEMBER 30,     SEPTEMBER 30,           PRO FORMA                PRO FORMA
                                                      2001                 2001               ADJUSTMENTS              PERKINELMER
                                               -------------------     -------------          -----------              -----------
Continuing Operations:
Sales ......................................       $   968,836          $   150,232           $        --              $ 1,119,068
Cost of sales ..............................           523,455               66,625                10,675(B)(C)            600,755
                                                   -----------          -----------           -----------              -----------
   Gross margin ............................           445,381               83,607               (10,675)                 518,313
                                                   -----------          -----------           -----------              -----------
Research and development expenses ..........            59,463               22,400                    --                   81,863
Selling, general and administrative expenses           288,795               49,201                 2,693(B)(C)            340,689
Restructuring charges, net .................                --                   --                    --                       --
In-process research and development charge .                --                   --                    --                       --
Gains on disposition .......................            (4,279)                  --                    --                   (4,279)
                                                   -----------          -----------           -----------              -----------
   Operating income (loss) from
   continuing operations ...................           101,402               12,006               (13,368)                 100,040
Other income (expenses) ....................           (23,468)              (8,433)                   --                  (31,901)
                                                   -----------          -----------           -----------              -----------
   Income (loss) from continuing operations
   before income taxes .....................            77,934                3,573               (13,368)                  68,139
                                                   -----------          -----------           -----------              -----------
Provision (benefit) for income taxes .......            23,340                1,108                (5,080)(J)               19,368
                                                   -----------          -----------           -----------              -----------
   Income (loss) from continuing operations.       $    54,594          $     2,465           $    (8,288)             $    48,771
                                                   -----------          -----------           -----------              -----------
Basic earning per share from
   continuing operations ...................       $      0.54                                                         $      0.40
Diluted earnings per share forma
   continuing operations ...................       $      0.52                                                         $      0.38
Weighted average shares of common
   stock outstanding
   Basic ...................................           100,636                                     21,702(K)               122,338
   Diluted .................................           104,179                                     22,955(K)               127,134

        The accompanying unaudited notes are an integral part of this pro forma combined financial information.

                                   PERKINELMER

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               SEPTEMBER 30, 2001
                                 (IN THOUSANDS)


                                                       PERKINELMER    PACKARD BIOSCIENCE
                                                       HISTORICAL        HISTORICAL
                                                          AS OF             AS OF
                                                      SEPTEMBER 30,     SEPTEMBER 30,       PRO FORMA               PRO FORMA
                                                           2001              2001          ADJUSTMENTS             PERKINELMER
                                                           ----              ----          -----------             -----------
ASSETS:
Cash, cash equivalents and marketable
  securities ....................................      $   128,399       $    69,681       $        --             $   198,080
Accounts receivable, net ........................          291,687            45,218                --                 336,905
Inventories .....................................          233,673            30,048             3,000(A)              266,721
Other current assets ............................          213,250             9,730                --                 222,980
Net assets from discontinued operations .........          151,510                --                --                 151,510
                                                       -----------       -----------       -----------             -----------
              Total current assets ..............        1,018,519           154,677             3,000               1,176,196
                                                       -----------       -----------       -----------             -----------
Property, plant and equipment, net ..............          275,669            20,186             3,000(C)          $   298,855
Investments .....................................           32,417                --                --                  32,417
Intangible assets ...............................          872,093           114,396           561,511(2)(B)         1,548,000
Other assets ....................................           70,352            22,741            17,860(H)              110,953
                                                       -----------       -----------       -----------             -----------
              Total assets ......................      $ 2,269,050       $   312,000       $   585,371             $ 3,166,421
                                                       ===========       ===========       ===========             ===========

LIABILITIES AND STOCKHOLDERS'
      EQUITY:
Short-term debt and current portion
  of long-term debt .............................      $   223,604       $       207       $        --             $   223,811
Accounts payable ................................          111,812            28,984                --                 140,796
Accrued restructuring charges ...................           23,880                --            33,000(I)               56,880
Accrued expenses ................................          267,972            22,620            44,261(H)              334,853
                                                       -----------       -----------       -----------             -----------
              Total current liabilities .........          627,268            51,811            77,261                 756,340
                                                       -----------       -----------       -----------             -----------
Long-term debt ..................................          593,909           118,225                --                 712,134
Other long-term liabilities .....................          235,288             3,050            92,780(H)              331,118

Stockholders' Equity
Preferred Stock .................................               --                --                --                      --
Common stock and paid in capital ................          178,052           172,758           450,526(2)(F)           801,336
Retained earnings ...............................          898,719            29,058           (98,098)(F)             829,679
Accumulated other comprehensive income
  (loss) ........................................          (48,165)           (2,143)            2,143(F)              (48,165)
Deferred compensation ...........................               --              (454)              454(F)                   --
Cost of shares held in treasury .................         (216,021)          (60,305)           60,305(F)             (216,021)
                                                       -----------       -----------       -----------             -----------
              Total stockholders' equity ........          812,585           138,914           415,330               1,366,829
                                                       -----------       -----------       -----------             -----------
              Total liabilities and stockholders'
                equity ..........................      $ 2,269,050       $   312,000       $   585,371             $ 3,166,421
                                                       ===========       ===========       ===========             ===========

          The accompanying unaudited notes are an integral part of this pro forma combined financial information.

                                   PERKINELMER

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION


NOTE 1--PRESENTATION

      During October 2001, PerkinElmer approved a plan to sell its Fluid Sciences segment. During July 2001, PerkinElmer approved a plan to sell its Security and Detection Systems business. Accordingly, the results of operations of the Fluid Sciences segment and the Security and Detection Systems business have been excluded from PerkinElmer's historical results from continuing operations and the financial position of both businesses are reflected as net assets from discontinued operations in the accompanying unaudited pro forma combined balance sheet.

NOTE 2--PURCHASE PRICE ALLOCATION

       The purchase price allocation related to the NEN acquisition is included in PerkinElmer's Annual Report on Form 10-K for the year ended December 31, 2000 and its Current Report filed on Form 8-K, filed August 1, 2000, related to the NEN acquisition.

      The aggregate purchase price to be paid for Packard BioScience is estimated at $762.0 million, including acquisition costs, based upon the closing price of PerkinElmer common stock on the New York Stock Exchange as of November 12, 2001. In connection with this acquisition, PerkinElmer agreed to issue 0.311 shares of PerkinElmer common stock for each outstanding share of Packard BioScience common stock. PerkinElmer also agreed to assume all outstanding options to purchase Packard BioScience common stock, which options will become exercisable for shares of PerkinElmer common stock following the merger after giving effect to the same exchange ratio as offered to the Packard BioScience common stockholders. The purchase price for Packard BioScience has been allocated to the estimated fair value of assets acquired and liabilities assumed. The preliminary purchase price allocation is based on PerkinElmer's current estimates of respective fair values. Some allocations will be based on studies and independent valuations that are currently being finalized. The components of the estimated purchase price and preliminary allocation are as follows (in thousands):

       Preliminary allocation of purchase price:
       Stock to be issued to Packard BioScience stockholders..........   $595,280
       Debt assumed...................................................    118,432
       Acquisition costs..............................................     20,261
       Fair value of options exchanged................................     28,004
                                                                         --------
            Total consideration and acquisition costs.................   $761,977
                                                                         ========
       Preliminary allocation of purchase price:
       Current assets.................................................    157,677
       Property, plant & equipment....................................     23,186
       Other assets...................................................     40,601
       Identifiable intangible assets.................................    239,160
       In-process research and development............................     69,040
       Goodwill.......................................................    436,747
       Liabilities assumed............................................   (204,434)
                                                                         --------
            Total.....................................................   $761,977
                                                                         ========

      Liabilities assumed include approximately $33.0 million of accrued integration charges related to Packard BioScience expected to be incurred in connection with the acquisition. The integration plans include initiatives to integrate the operations of PerkinElmer and Packard BioScience. PerkinElmer's management is in the process of finalizing its integration plans related to Packard BioScience and accordingly, the amounts recorded are based on PerkinElmer's current estimate of those costs.

      Approximately $69.0 million was allocated to in-process research and development for projects that are not expected to reach technological feasibility as of the closing date of the acquisition, and for which no alternative use exists. The fair value is based on risk-adjusted cash flows as determined by an independent third party appraiser. The acquired in-process research and development charge has not been included in the pro forma combined statements of operations due to its nonrecurring nature.

NOTE (A)

      Adjustments relate to the write-up to fair value of the Packard BioScience work-in-process and finished goods inventory as of its deemed acquisition date which totaled $3.0 million. This amount is charged to cost of sales as the related inventory is sold and has been included in cost of sales in the pro forma combined statement of operations through a pro forma adjustment for the fiscal year ended December 31, 2000.

NOTE (B)

      The acquired identifiable intangible assets of Packard BioScience and NEN include the fair value assigned to trademarks, trade names, patents and developed technology by an independent third party appraiser. The pro forma adjustments to the combined statements of operations include amortization expense related to the Packard BioScience identifiable intangible assets of (1) $14.1 million relating to cost of sales, and (2) $3.5 million relating to selling, general and administrative expenses for the fiscal year ended December 31, 2000 and (3) $10.6 million relating to cost of sales and $2.7 million relating to selling, general and administrative expenses for the nine months ended September 30, 2001, respectively. The pro forma adjustments to the combined statement of operations for the fiscal year ended December 31, 2000 includes incremental amortization expense over the historical amounts related to the NEN identifiable intangible assets of $642,000 for selling, general and administrative expenses.

      Goodwill represents the excess of consideration paid over the fair value of net assets acquired and totaled (1) $436.7 million with respect to the acquisition of Packard Bioscience, (2) $271 million with respect to the acquisition of NEN, and (3) $90 million with respect to GSLI, a company acquired by Packard BioScience. The Packard BioScience goodwill will not be amortized, as discussed below and is therefore not reflected as a pro forma adjustment to the combined statements of operations for either period presented. The pro forma adjustments to the combined statement of operations for the fiscal year ended December 31, 2000 include incremental amortization expense over historical amounts related to the NEN and GSLI goodwill of $7.9 million and $3.4 million, respectively, in selling, general and administrative expenses.

      The unaudited pro forma combined financial information gives effect to the acquisitions of NEN and GSLI as purchases and properly reflects the appropriate accounting methods for all intangible assets under the accounting rules that were in existence prior to June 30, 2001.

      Effective June 30, 2001 the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 141, Business Combinations, and Statement of Financial Accounting Standards ("SFAS") No. 142, Goodwill and Other Intangible Assets. These statements require the use of the purchase method of accounting and the allocation of the purchase price to assets and liabilities assumed based on their respective fair values. They define the criteria for the recognition of intangible assets separately from goodwill and eliminate the amortization of goodwill and intangible assets with indefinite lives. SFAS 141 and SFAS 142 are effective for any business combination that is initiated after June 30, 2001. Accordingly, the accompanying unaudited pro forma combined statement of operations do not reflect any amortization of goodwill or intangible assets with indefinite lives that will result from PerkinElmer's acquisition of Packard BioScience.

NOTE (C)

      Adjustments relate to the write-up to fair value of Packard BioScience and NEN property, plant and equipment as of their respective deemed acquisition dates which totaled $3.0 million and $3.0 million, respectively, and the resulting additional depreciation expense. The pro forma adjustments to the combined statements of operations include additional depreciation expense related to the Packard BioScience write-up of: (1) $135,000 relating to cost of sales and $58,000 relating to selling, general and administrative expenses for the fiscal year ended December 31, 2000 and (2) $101,000 relating to cost of sales and $43,000 relating to selling, general and administrative expenses for the nine months ended September 30, 2001. The pro forma adjustments to the combined statement of operations for the fiscal year ended December 31, 2000 include incremental depreciation expense over the historical amounts included in this statement of operations related to the NEN write-up of $137,000 for cost of sales and $59,000 for selling, general and administrative expenses.

NOTE (D)

      Reflects incremental interest expense related to financing the acquisitions of NEN and GSLI.

      PerkinElmer originally financed the NEN acquisition with commercial paper borrowings and later refinanced it with $410 million of zero coupon senior convertible debentures, which were priced with a yield to maturity of 3.5%. In connection with completing this debt offering, PerkinElmer incurred issuance costs of $12 million, which are being amortized to interest expense over three years.

      Packard BioScience financed the acquisition of GSLI with approximately $40 million of borrowings. Therefore, $2.1 million of interest expense has been included as a pro forma adjustment. A one-eighth of one percent change in the base rate would change annual pro forma interest expense by approximately $50,000.

NOTE (E)

      Reflects adjustment to eliminate an unrealized loss related to a warrant of $12.7 million from NEN's historical statement of operations for fiscal 2000. The unrealized loss is a result of NEN's early adoption of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. As of December 31, 2000, PerkinElmer had not yet adopted the provisions of SFAS No. 133 and therefore, this amount has been eliminated through a pro forma adjustment. On January 1, 2001, PerkinElmer adopted SFAS No. 133 and determined the effect of this adoption did not have a material effect on its results of operations or financial position due to its relatively limited use of derivatives.

NOTE (F)

     Reflects adjustments to eliminate the historical equity accounts of Packard BioScience and issuance of common stock and options in connection with the acquisition. Additionally, the in-process research and development charge of $69.0 million is reflected as a reduction of retained earnings. This non-tax deductible in-process research and development charge has not been included in the pro forma combined statement of operations due to its nonrecurring nature.

NOTE (G)

      Reflects adjustments to eliminate in-process research and development charges related to PerkinElmer's acquisition of: (1) NEN - $24.3 million, (2) NEN's acquisition of Receptor Biology - $1.0 million and (3) Packard BioScience's acquisition of GSLI -$12.1 million from the historical financial statements of PerkinElmer, NEN and Packard BioScience for the fiscal year ended December 31, 2000.

NOTE (H)

      Includes adjustments to accrue transaction costs, record the deferred tax effect resulting from purchase accounting and reflect the fair value of accrued liabilities as of the transaction date.

NOTE (I)

      Includes adjustment to record the accrued integration charges as discussed in Note 2.

NOTE (J)

      Income tax adjustments have been calculated using estimated statutory income tax rates for the jurisdictions in which the companies operate. The pro forma consolidated provision for income taxes may not represent amounts that would have resulted had PerkinElmer, Packard BioScience (including GSLI) and NEN filed consolidated income tax returns during the periods presented.

NOTE (K)

      Includes PerkinElmer shares to be issued in connection with the Packard BioScience acquisition.

                                  EXHIBIT INDEX


2.1 Agreement and Plan of Merger, dated as of July 13, 2001, among the Company, Merger Sub and Packard BioScience (previously filed as Exhibit
      2.1 to the Company's Current Report on Form 8-K dated July 13, 2001, and incorporated herein by reference).


23.1  Consent of Arthur Andersen LLP.


99.1 Press Release announcing consummation of the Merger, dated November 13, 2001 (previously filed as Exhibit 99.1 to the Company's Current Report on Form 8-K filed on November 16, 2001, and incorporated herein by reference).